FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 12, 1998


                            ICG COMMUNICATIONS, INC.
                                ICG FUNDING, LLC
                           ICG HOLDINGS (CANADA), INC.
                               ICG HOLDINGS, INC.
           (Exact name of registrants as specified in their charters)

------------------ ------------------------ ----------------------------------
Delaware            1-11965                   84-1342022
Delaware            333-40495                 84-1434980
Canada              1-11052                   Not applicable
Colorado            33-96540                  84-1158866
(State or other     (Commission File Number)  (IRS Employer Identification No.)
jurisdiction of
incorporation)
---------------------------------- -------------------------------------------
161 Inverness Drive West              Not applicable
Englewood, Colorado 80112

161 Inverness Drive West              Not applicable
Englewood, Colorado 80112

1710-1177 West Hastings Street        c/o ICG Communications, Inc.
Vancouver, BC V6E 2L3                 161 Inverness Drive West
                                      P.O. Box 6742
                                      Englewood, Colorado 80155-6742

161 Inverness Drive West              Not applicable
Englewood, Colorado 80112

(Address of principal                 (Address of U.S. agent for service)
executive offices) (Zip Code)
---------------------------------- -------------------------------------------
Registrants' telephone numbers, including area codes:
(888) 424-1144 or (303) 414-5000

ITEM 5. OTHER EVENTS.


         On January 21, 1998, ICG Communications, Inc. ("ICG" or the "Company"), a Delaware corporation, completed a merger with NETCOM On-Line Communication Services, Inc. ("NETCOM"), a Delaware corporation. At the effective time of the merger, each outstanding share of NETCOM common stock, $.01 par value ("NETCOM Common Stock"), became automatically convertible into shares of ICG common stock, $.01 par value ("ICG Common Stock"), at an exchange ratio of 0.8628 shares of ICG Common Stock per share of NETCOM Common Stock.

         The business combination of ICG and NETCOM has been accounted for as a pooling of interests, and accordingly, the Company's Consolidated Financial Statements, included in Exhibit 99.1, have been restated to include the operations of NETCOM for all historical periods.

ITEM 7.  EXHIBITS.

     (23) Consents.

          23.1: Consent of KPMG Peat Marwick LLP, Independent Auditors.

          23.2: Consent of Ernst & Young LLP, Independent Auditors.

     (99) Additional Exhibits.

          99.1:Consolidated Financial Statements of ICG Communications, Inc. and
               Subsidiaries for the Fiscal Years Ended September 30, 1995 and 1996, the Three Months Ended December 31, 1996 and the Fiscal Year Ended December 31, 1997.

          99.2:Financial   Statement   Schedule  II:  Valuation  and  Qualifying
               Accounts for the Fiscal Years Ended September 30, 1995 and 1996, the Three Months Ended December 31, 1996 and the Fiscal Year Ended December 31, 1997, and the Independent Auditors' Report Thereon.

          99.3:Report of Ernst & Young LLP, Independent Auditors,  Regarding the
               Consolidated Financial Statements of NETCOM On-Line Communication Services, Inc. as of December 31, 1996 and 1997 and for each of the Three Years in the Period Ended December 31, 1997.

          99.4:Report of Ernst & Young LLP, Independent Auditors,  Regarding the
               Consolidated Financial Statements of NETCOM On-Line Communication Services, Inc. as of December 31, 1996 and for the Three Months Then Ended.

                                  EXHIBIT 23.1

             Consent of KPMG Peat Marwick LLP, Independent Auditors.

             Consent of KPMG Peat Marwick LLP, Independent Auditors





The Board of Directors
ICG Communications, Inc.:


We consent to incorporation by reference in the registration statements Nos. 33-96660 and 33-08729 on Form S-3 of IntelCom Group Inc., Nos. 333-18839, 333-38823, 333-40495 and 333-40495-01 on Form S-3 of ICG Communications, Inc.
and  Nos.  33-14127,  333-25957,  333-39737  and  333-45213  on Form  S-8 of ICG
Communications, Inc. of our reports dated April 16, 1998, relating to the consolidated balance sheets of ICG Communications, Inc. and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the fiscal years ended September 30, 1995 and 1996, the three-month period ended December 31, 1996, and the fiscal year ended December 31, 1997, and the related financial statement schedule, which reports appear in the Current Report on Form 8-K of ICG Communications, Inc., ICG Funding, LLC, ICG Holdings (Canada), Inc. and ICG Holdings, Inc., dated June 12, 1998.

As explained in note 2 to the consolidated financial statements, during the fiscal year ended September 30, 1996, the Company changed its method of accounting for long-term telecom services contracts.




                                                KPMG Peat Marwick LLP


Denver, Colorado
June 11, 1998

                                  EXHIBIT 23.2

               Consent of Ernst & Young LLP, Independent Auditors.

               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Forms S-3 of IntelCom Group Nos. 33-96660 and 33-08729; Forms S-3 of ICG Communications, Inc. Nos. 333-18839, 333-38823, 333-40495 and 333-40495-01; and
Forms S-8 of ICG Communications, Inc. Nos. 33-14127, 333-25957, 333-39737, and 333-45213) of our reports (a) dated February 13, 1998 with respect to the consolidated balance sheets of NETCOM On-Line Communication Services, Inc. as of December 31, 1996 and 1997 and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997 (not presented separately herein), and (b) dated April 16, 1998 with respect to the consolidated balance sheet of NETCOM On-Line Communication Services, Inc. as of December 31, 1996 and the related statements of operations, stockholders' equity and cash flows for the three months then ended (not presented separately herein), included in this Current Report on Form 8-K of ICG Communications, Inc., ICG Funding, LLC, ICG Holdings (Canada), Inc. and ICG Holdings, Inc. dated June 12, 1998.



                                                  Ernst & Young LLP


San Jose, California
June 12, 1998

                                  EXHIBIT 99.1

                    Consolidated Financial Statements of ICG
              Communications, Inc. and Subsidiaries for the Fiscal
         Years Ended September 30, 1995 and 1996, the Three Months Ended December 31, 1996 and the Fiscal Year Ended December 31, 1997.

                              FINANCIAL STATEMENTS



Independent Auditors' Report . . . . . . . . . . . . . . . . . . . .    F-2

Consolidated Balance Sheets, December 31, 1996 and 1997  . . . . . .    F-4

Consolidated Statements of Operations, Fiscal Years Ended
 September 30, 1995 and 1996, the Three Months Ended
 December 31, 1995  (unaudited) and 1996, and Fiscal Year Ended
 Fiscal Year Ended December  31, 1997 . . . . . . . . . . . . . . . .   F-6

Consolidated Statements of Stockholders' Equity (Deficit), Fiscal
 Years Ended September 30, 1995 and 1996, the Three Months Ended
 December 31, 1996, and Fiscal Year Ended December 31, 1997 . . . . .   F-8

Consolidated Statements of Cash Flows, Fiscal Years Ended
 September 30, 1995 and 1996, the Three Months Ended
 December 31, 1995 (unaudited) and 1996, and Fiscal Year Ended
 December 31, 1997. . . . . . . . . . . . . . . . . . . . . . . . . .   F-10
  . . . . . . . . . . . . . . . . . . . . . .

Notes to Consolidated Financial Statements, December 31, 1996
 and 1997 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-13

                          Independent Auditors' Report




The Board of Directors and Stockholders
ICG Communications, Inc.:

We have audited the accompanying consolidated balance sheets of ICG Communications, Inc. ("ICG") and subsidiaries (the "Company") as of December 31, 1996 and 1997 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the fiscal years ended September 30, 1995 and 1996, the three-month period ended December 31, 1996, and the fiscal year ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the consolidated financial statements of NETCOM On-Line Communication Services, Inc. ("NETCOM"), a wholly owned subsidiary of the Company, which consolidated statements reflect total assets constituting 15.2 percent in fiscal 1996 and 11.7 percent in fiscal 1997, and total revenue constituting 32.0 percent in fiscal 1995, 41.6 percent in fiscal 1996, 39.0 percent in the three months ended December 31, 1996, and 37.0 percent in fiscal 1997 of the related consolidated totals. Those consolidated financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for NETCOM, is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on the audits and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ICG Communications, Inc. and subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for the fiscal years ended September 30, 1995 and 1996, the three-month period ended December 31, 1996, and the fiscal year ended December 31, 1997, in conformity with generally accepted accounting principles.

As explained in note 2 to the consolidated financial statements, during the fiscal year ended September 30, 1996, the Company changed its method of accounting for long-term telecom services contracts.


                                                          KPMG Peat Marwick LLP

Denver, Colorado
April 16, 1998

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Consolidated Balance Sheets December 31, 1996 and 1997 (Restated, see notes 1 and 2)
------------------------------------------------------------------------------

                                                                                     December 31,
                                                                  ------------------------------------------------
Assets                                                                     1996                    1997
------
                                                                  ------------------------ ----------------------
                                                                                     (in thousands)
Current assets:
    Cash and cash equivalents                                          $   433,342                  182,202
    Short-term investments available for sale (note 4)                      33,450                  112,281
    Receivables:
         Trade, net of allowance of $3,411 and $7,004 at
          December 31, 1996 and 1997, respectively                          42,415                   61,439
       Revenue earned, but unbilled                                          6,053                    8,599
       Due from affiliate (note 6)                                               -                    9,384
       Other (note 9)                                                        1,440                    1,696
                                                                  ------------------------ ----------------------
                                                                            49,908                   81,118
                                                                  ------------------------ ----------------------
    Inventory                                                                3,309                    4,242
    Prepaid expenses and deposits                                            7,503                   14,097
    Notes receivable, net                                                      200                        -
                                                                  ------------------------ ----------------------
       Total current assets                                                527,712                  393,940
                                                                  ------------------------ ----------------------

Property and equipment (notes 7, 10 and 11)                                567,697                  860,495
    Less accumulated depreciation                                          (79,648)                (155,383)
                                                                  ------------------------ ----------------------
       Net property and equipment                                          488,049                  705,112
                                                                  ------------------------ ----------------------
Investments (note 3)                                                         5,170                        -
Long-term notes receivable from affiliate and others,
    net (note 6)                                                               623                   10,375
Restricted cash (notes 12 and 16)                                           13,333                   24,649
Other assets, net of accumulated amortization:
    Goodwill (note 3)                                                       31,881                   77,562
    Deferred financing costs (note 11)                                      21,963                   23,196
    Deferred subscriber acquisition costs                                    5,595                    3,115
    Transmission and other licenses                                          8,526                    6,031
    Other (note 8)                                                          10,915                   10,531
                                                                  ------------------------ ----------------------
                                                                            78,880                  120,435
                                                                  ------------------------ ----------------------
                                                                       $ 1,113,767                1,254,511
                                                                  ======================== ======================

                                   (Continued)

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Consolidated Balance Sheets, Continued

-------------------------------------------------------------------------------

                                                                                     December 31,
                                                                  ----------------------------------------------
Liabilities and Stockholders' Equity (Deficit)                              1996                    1997
----------------------------------------------                    ------------------------ ---------------------
                                                                                   (in thousands)
Current liabilities:
    Accounts payable                                                   $      32,330                   38,457
    Accrued liabilities                                                       46,286                   71,678
    Deferred revenue                                                           8,349                   10,219
    Current portion of capital lease obligations (notes 10 and 16)            24,683                    8,128
    Current portion of long-term debt (note 11)                                  817                    1,784
                                                                  ------------------------ ---------------------
          Total current liabilities                                          112,465                  130,266
                                                                  ------------------------ ---------------------
Capital lease obligations, less current portion (note 10)                     71,146                   70,489
Long-term debt, net of discount, less current portion (note 11)              690,358                  890,568
                                                                  ------------------------ ---------------------
    Total liabilities                                                        873,969                1,091,323
                                                                  ------------------------ ---------------------
Minority interests                                                             1,967                        -

Redeemable  preferred  stock of subsidiary  ($164.8  million and $301.2  million liquidation value at December 31, 1996
    and 1997, respectively) (notes 11 and 12)                                159,120                  292,442
Company-obligated mandatorily redeemable preferred securities of subsidiary limited liability company which holds solely Company preferred stock ($133.4 million liquidation value at
    December 31, 1997) (note 12)                                                   -                  127,729

Stockholders' equity (deficit):
     Common stock (notes 1 and 13)                                             8,189                      749
     Additional paid-in capital                                              499,993                  533,541
     Accumulated deficit                                                    (430,682)                (791,417)
     Cumulative foreign currency translation adjustment and other              1,211                      144
                                                                  ------------------------ ---------------------
          Total stockholders' equity (deficit)                                78,711                 (256,983)
                                                                  ------------------------ ---------------------

Commitments and contingencies (notes 9, 10, 11, 12 and 16)
                                                                        $  1,113,767                1,254,511
                                                                  ======================== =====================

             See accompanying notes to consolidated financial statements.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Consolidated Statements of Operations
Fiscal Years Ended September 30, 1995 and 1996,
the Three Months Ended December 31, 1995 (unaudited) and 1996, and Fiscal Year Ended December 31, 1997 (Restated, see notes 1 and 2)
-------------------------------------------------------------------------------

                                                          Fiscal years ended           Three months ended      Fiscal year ended
                                                            September 30,                 December 31,            December 31,

                                                    ------------------------------  --------------------------
                                                         1995            1996          1995          1996             1997
                                                    --------------  --------------  ------------  ------------  ----------------
                                                                                     (unaudited)
                                                                       (in thousands, except per share data)
Revenue:
    Telecom services (note 2)                      $     32,330         87,681         13,513        34,787        177,690
    Internet services                                    52,422        120,540         19,672        36,379        160,660
    Network services                                     58,778         60,116         15,718        15,981         65,678
    Satellite services (note 14)                         20,502         21,297          6,168         6,188         29,986
                                                    --------------  --------------  ------------  ------------  ----------------
        Total revenue                                   164,032        289,634         55,071        93,335        434,014
                                                    --------------  --------------  ------------  ------------  ----------------
Operating costs and expenses:
    Operating costs                                     108,396        208,798         38,006        72,428       341,916
    Selling, general and administrative expenses         90,816        142,531         29,195        41,171       216,405
    Depreciation and amortization (note 2)               26,569         59,994          9,008        19,179        91,881
    Net loss (gain) on disposal of long-lived
      assets (note 3)                                     1,552          6,614          1,644          (610)           50
    Provision for impairment of long-lived assets
      (note 3)                                            7,000          9,994              -             -        11,950
    Restructuring and related charges (note 15)               -              -              -             -         1,879
                                                    --------------  --------------  ------------  ------------  ----------------
        Total operating costs and expenses               234,333        427,931         77,853       132,168       664,081
                                                    --------------  --------------  ------------  ------------  ----------------

        Operating loss                                   (70,301)      (138,297)       (22,782)      (38,833)     (230,067)

Other income (expense):
    Interest expense (note 11)                           (24,368)       (85,714)       (15,215)      (24,454)     (118,279)
    Interest income                                        6,344         25,015          4,787         7,033        26,152
    Other, net (note 11)                                    (508)        (3,911)            22           (59)         (691)
                                                    --------------  --------------  ------------  ------------  ----------------
                                                         (18,532)       (64,610)       (10,406)      (17,480)      (92,818)
                                                    --------------  --------------  ------------  ------------  ----------------
Loss before income taxes, minority interest, share
    of losses and cumulative effect of change
    in accounting                                        (88,833)      (202,907)       (33,188)      (56,313)     (322,885)
Income tax (expense) benefit (note 17)                       (15)         5,108             (4)          (12)          (38)
                                                    --------------  --------------  ------------  ------------  ----------------
Loss before minority interest, share of losses and
    cumulative effect of change in accounting            (88,848)      (197,799)       (33,192)      (56,325)     (322,923)
Minority interest in share of losses, net of
    accretion and preferred dividends on preferred
    securities of subsidiaries (note 12)                  (1,123)       (25,306)        (3,215)       (4,988)      (37,812)
Share of losses of joint venture and investment
    (note 3)                                                (741)        (1,814)          (228)            -             -
                                                    --------------  --------------  ------------  ------------  ----------------
Loss before cumulative effect of change in
    accounting                                           (90,712)      (224,919)       (36,635)      (61,313)     (360,735)
Cumulative effect of change in accounting                      -         (3,453)        (3,453)            -             -
                                                    --------------  --------------  ------------  ------------  ----------------
    Net loss                                        $    (90,712)      (228,372)       (40,088)      (61,313)     (360,735)
                                                    ==============  ==============  ============  ============  ================
                                                                                                                  (Continued)

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Consolidated Statements of Operations, Continued

-------------------------------------------------------------------------------

                                                                                                                  Fiscal year
                                                       Fiscal years ended              Three months ended            ended
                                                          September 30,                   December 31,            December 31,
                                               ---------------------------------- ----------------------------
                                                      1995              1996            1995          1996             1997
                                               ------------------  -------------- --------------- ------------  ----------------
                                                                                 (unaudited)
                                                                     (in thousands, except per share data)
Net loss per share - basic and diluted:
    Net loss before cumulative effect of
      change in accounting                     $      (2.94)            (6.10)            (1.13)       (1.47)          (8.49)
    Cumulative effect of change in accounting             -             (0.09)            (0.11)           -               -
                                               ------------------  --------------  -------------- ------------  ----------------
      Net loss per share                              (2.94)            (6.19)            (1.24)       (1.47)          (8.49)
                                               ==================  ==============  ============== ============  =================

Weighted average number of shares
    outstanding - basic and diluted                  30,808             36,875           32,343        41,760         42,508
                                               ==================  ==============  ============== ============  =================

          See accompanying notes to consolidated financial statements.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity (Deficit)
Fiscal Years Ended  September 30, 1995 and 1996, the Three Months Ended
December 31, 1996, and Fiscal Year Ended December 31, 1997 (Restated, see notes 1 and 2)
-------------------------------------------------------------------------------

                                   Additional
                                                                            Common stock           paid-in      Accumulated
                                                                      Shares         Amount        capital        deficit
                                                                  -------------- -------------- -------------  -------------
                                                                                         (in thousands)

Balances at October 1, 1994                                           22,849      $  95,664         33,819         (61,737)
 Shares issued for cash (note 13):
  Public offering and private placements, net of offering costs        9,547         78,369        169,182               -
  Exercise of options and warrants                                       836          1,476          1,074               -
 Shares issued as repayment of debt and related accrued interest         683          9,482              -               -
  (note 11)
 Shares issued in connection with business combinations (note 3)         169          1,737          1,300               -
 Conversion of ICG Holdings (Canada), Inc. preferred shares              302          2,000              -               -
 Shares issued as contribution to 401(k) plan (note 19)                   38            490              -               -
 Warrants issued in connection with offerings (notes 11, 12 and 13)        -              -         24,134               -
 Change in foreign currency translation adjustment                         -              -              -             (38)
 Compensation expense related to issuance of common stock options          -              -            158               -
 Shares issued in exchange for investments and other assets              123          1,398              -               -
 Shares issued as payment of trade payables                               18            233              -               -
 Cumulative foreign currency translation adjustment                        -              -              -               -
 Net loss                                                                  -              -              -         (90,712)
                                                                  -------------- -------------- -------------  -------------
Balances at September 30, 1995                                        34,565        190,849        229,667        (152,487)
 Shares issued for cash in connection with the exercise of options
  and warrants                                                         1,983          1,747          2,498               -
 Shares issued as repayment of debt and related accrued interest         130            687              -               -
 Shares issued in connection with business combinations (note 3)          64            749              -               -
 Conversion of ICG Holdings (Canada), Inc. preferred shares              496          3,780              -               -
 Shares issued as contribution to 401(k) plan (note 19)                   87            856            300               -
 Shares issued upon conversion of subordinated notes (note 11)         4,413         76,336              -               -
 Repurchase of warrants                                                    -              -         (2,671)              -
 Compensation expense related to issuance of common stock options          -              -             53               -
 Exchange of ICG Holdings (Canada), Inc. common shares for ICG             -       (248,682)       248,682               -
  common stock
 Unrealized gains on available for sale investments                        -              -              -               -
 Cumulative foreign currency translation adjustment                        -              -              -               -
 Net loss                                                                  -              -              -        (228,372)
                                                                  -------------- -------------- -------------  -------------
Balances at September 30, 1996                                        41,738      $  26,322        478,529        (380,859)
                                                                                                                 (Continued)

                                                                     Cumulative foreign           Total
                                                                    currency translation       stockholders'
                                                                    adjustment and other      equity (deficit)
                                                                   -----------------------   -------------------
                                                                                     (in thousands)

Balances at October 1, 1994                                                         -               67,746
 Shares issued for cash (note 13):
  Public offering and private placements, net of offering costs                     -              247,551
  Exercise of options and warrants                                                  -                2,550
 Shares issued as repayment of debt and related accrued interest                    -                9,482
  (note 11)
 Shares issued in connection with business combinations (note 3)                    -                3,037
 Conversion of ICG Holdings (Canada), Inc. preferred shares                         -                2,000
 Shares issued as contribution to 401(k) plan (note 19)                             -                  490
 Warrants issued in connection with offerings (notes 11, 12 and 13)                 -               24,134
 Change in foreign currency translation adjustment                                  -                  (38)
 Compensation expense related to issuance of common stock options                   -                  158
 Shares issued in exchange for investments and other assets                         -                1,398
 Shares issued as payment of trade payables                                         -                  233
 Cumulative foreign currency translation adjustment                               (28)                 (28)
 Net loss                                                                           -              (90,712)
                                                                   -----------------------   -------------------
Balances at September 30, 1995                                                    (28)             268,001
 Shares issued for cash in connection with the exercise of options
  and warrants                                                                      -                4,245
 Shares issued as repayment of debt and related accrued interest
  (note 11)                                                                         -                  687
 Shares issued in connection with business combinations (note 3)                    -                  749
 Conversion of ICG Holdings (Canada), Inc. preferred shares                         -                3,780
 Shares issued as contribution to 401(k) plan (note 19)                             -                1,156
 Shares issued upon conversion of subordinated notes (note 11)                      -               76,336
 Repurchase of warrants                                                             -               (2,671)
 Compensation expense related to issuance of common stock options                   -                   53
 Exchange of ICG Holdings (Canada), Inc. common shares for ICG
  common stock                                                                      -                    -
 Unrealized gains on available for sale investments                               540                  540
 Cumulative foreign currency translation adjustment                               699                  699
 Net loss                                                                           -             (228,372)
                                                                   -----------------------   -------------------
Balances at September 30, 1996                                                  1,211              125,203
                                                                                                (Continued)

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity (Deficit), Continued

-------------------------------------------------------------------------------

                                                                                                      Additional
                                                                              Common stock             paid-in      Accumulated
                                                                           Shares        Amount        capital        deficit
                                                                      -------------  -------------  -------------  -------------
                                                                                             (in thousands)

 Shares issued for cash in connection with the exercise of options
  and warrants                                                               132        $  1,800            284            -
 Shares issued in connection with business combination (note 3)               18               -            350            -
 Shares issued as contribution to 401(k) plan (note 19)                       19               -            480            -
 Shares issued upon conversion of subordinated notes (note 11)                23             417              -            -
 Exchange of ICG Holdings (Canada), Inc. common shares for ICG
  common stock                                                                 -         (20,350)        20,350            -
 Net loss                                                                      -               -              -      (61,313)
 Net loss of NETCOM for the three months ended December 31, 1996
  (note 2)                                                                     -               -              -       11,490
                                                                      -------------  -------------  ------------- --------------
Balances at December 31, 1996                                             41,930           8,189        499,993     (430,682)
 Shares issued for cash in connection with the exercise of options
  and warrants                                                             1,069               6          5,813            -
 Shares issued in connection with business combination (note 3)              687               7         15,953            -
 Shares issued for cash in connection with employee stock purchase
  plan                                                                       109               1          1,318            -
 Shares issued as contribution to 401(k) plan (note 19)                      179               2          3,008            -
 Exchange of ICG Holdings (Canada), Inc. common shares for ICG
  common stock                                                                 -          (7,456)         7,456            -
 Reversal of unrealized gains on short-term investments available
  for sale                                                                     -               -              -            -
 Cumulative foreign currency translation adjustment                            -               -              -            -
 Net loss                                                                      -               -              -     (360,735)
                                                                      -------------  -------------  ------------- --------------
Balances at December 31, 1997                                             43,974        $    749        533,541     (791,417)
                                                                      =============  =============  ============= ==============

          See accompanying notes to consolidated financial statements.

                                                                                     Cumulative foreign            Total
                                                                                    currency translation        stockholders'
                                                                                    adjustment and other       equity (deficit)
                                                                                 --------------------------  -------------------
                                                                                                   (in thousands)

 Shares issued for cash in connection with the exercise of options
  and warrants                                                                                  -                      2,084
 Shares issued in connection with business combination (note 3)                                 -                        350
 Shares issued as contribution to 401(k) plan (note 19)                                         -                        480
 Shares issued upon conversion of subordinated notes (note 11)                                  -                        417
 Exchange of ICG Holdings (Canada), Inc. common shares for ICG
  common stock                                                                                  -                          -
 Net loss                                                                                       -                    (61,313)
 Net loss of NETCOM for the three months ended December 31, 1996
  (note 2)                                                                                      -                     11,490
                                                                                 --------------------------  -------------------
Balances at December 31, 1996                                                               1,211                     78,711
 Shares issued for cash in connection with the exercise of options
  and warrants                                                                                  -                      5,819
 Shares issued in connection with business combination (note 3)                                 -                     15,960
 Shares issued for cash in connection with employee stock purchase
  plan                                                                                          -                      1,319
 Shares issued as contribution to 401(k) plan (note 19)                                         -                      3,010
 Exchange of ICG Holdings (Canada), Inc. common shares for ICG
  common stock                                                                                  -                          -
 Reversal of unrealized gains on short-term investments available
  for sale                                                                                   (540)                      (540)
 Cumulative foreign currency translation adjustment                                          (527)                      (527)
 Net loss                                                                                       -                   (360,735)
                                                                                ---------------------------  -------------------
Balances at December 31, 1997                                                                 144                   (256,983)

                                                                                ===========================  ===================

          See accompanying notes to consolidated financial statements.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Consolidated Statements of Cash Flows
Fiscal Years Ended September 30, 1995 and 1996,
the Three Months Ended December 31, 1995 (unaudited) and 1996, and Fiscal Year Ended December 31, 1997 (Restated, see notes 1 and 2)
-------------------------------------------------------------------------------

                                                        Fiscal years ended          Three months ended
                                                           September 30,                December 31,          Fiscal year ended
                                                    --------------------------- --------------------------       December 31,
                                                        1995          1996          1995          1996               1997
                                                    ------------- ------------- ------------- ------------  -------------------
                                                                                 (unaudited)
                                                                                (in thousands)
Cash flows from operating activities:
   Net loss                                          $ (90,712)      (228,372)     (40,088)      (61,313)        (360,735)
   Adjustments to reconcile net loss to net cash
    used by operating activities:
     Cumulative effect of change in accounting               -          3,453        3,453             -                -
     Share of losses of joint venture and investment       741          1,814          228             -                -
     Minority interest in share of losses, net of
        accretion and non-cash preferred dividends
        on preferred securities of subsidiaries            656         24,279        2,188         4,988           35,457
     Depreciation and amortization                      26,569         59,994        9,008        19,179           91,881
     Compensation expense related to issuance of
        common stock options                               158             53           14             -                -
     Interest expense deferred and included in
        long-term debt                                  14,068         63,951       12,004        22,087          102,947
     Amortization of deferred financing costs
        included in interest expense                       989          2,573          527           612            2,514
     Write-off of non operating assets                       -          2,650            -             -            1,192
     Contribution to 401(k) plan through issuance
        of common shares                                   490          1,156          405           480            3,010
     Deferred income tax benefit                             -         (5,329)           -             -                -
     Provision for impairment of long-lived assets       7,000          9,994            -             -           11,950
     Net loss (gain) on disposal of long-lived
        assets                                           1,552          6,614        1,644          (610)              50
     Change in operating assets and liabilities,
        excluding the effects of business
        acquisitions, dispositions and non-cash
        transactions:
         Receivables                                    (6,095)       (13,124)      (3,436)       (6,265)         (25,565)
         Inventory                                        (562)        (1,458)        (302)          408           (2,699)
         Prepaid expenses and deposits                  (3,629)        (4,645)        (491)       (1,366)          (6,425)
         Deferred subscriber acquisition costs          (5,505)       (14,368)      (3,093)       (2,379)          (6,542)
         Accounts payable and accrued liabilities        9,836         22,623       16,822         8,404           22,011
         Deferred revenue                                1,185          3,134         (503)        2,454            1,870
                                                    ------------- ------------- ------------- -------------- -------------------
           Net cash used by operating activities    $   (43,259)      (65,008)      (1,620)      (13,321)        (129,084)
                                                    ------------- ------------- ------------- -------------- -------------------
                                                                                                                 (Continued)

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Consolidated Statements of Cash Flows, Continued

------------------------------------------------------------------------------


                                                         Fiscal years ended           Three months ended
                                                            September 30,                December 31,         Fiscal year ended
                                                       -------------------------  -------------------------      December 31,
                                                        1995          1996           1995          1996             1997
                                                     ------------  ------------  -------------  -----------  ------------------
                                                                               (unaudited)
                                                                              (in thousands)
Cash flows from investing activities:
   (Increase) decrease in notes receivable from
      affiliate and others                           $     348            4         (1,263)            133         (9,552)
   Advances to affiliates                                (2,184)       (109)           (15)              -              -
   Investment in and advances to joint venture           (6,652)     (4,308)             -               -              -
   Payments for business acquisitions, net of cash
      acquired                                           (8,109)     (8,441)             -               -        (45,861)
   Acquisition of property, equipment and other
      assets                                            (93,667)   (176,269)       (39,946)        (59,372)      (280,458)
   Payments for construction of new headquarters              -      (1,501)             -          (7,945)       (29,432)
   Proceeds from disposition of property, equipment
      and other assets                                        -      21,593         21,146           2,057         17,403
   Purchase of short-term investments                         -      (6,832)        (4,979)        (25,769)       (65,580)
   Increase in restricted cash                                -     (13,333)       (13,333)              -        (25,416)
   Other investments                                     (6,061)          -              -               -              -
                                                     ------------  ------------  -------------  -----------  ------------------
      Net cash used by investing activities            (116,325)   (189,196)       (38,390)        (90,896)      (438,896)
                                                     ------------  ------------  -------------  -----------  ------------------
Cash flows from financing activities:
   Proceeds from issuance of common stock:
     Common stock offering                              254,792       2,351        120,442              13              -
     Business combination (note 3)                            -           -              -               -         15,960
     Exercise of stock options and warrants               1,471       1,894            101           2,084          4,116
     Employee stock purchase plan                             -           -              -               -          3,022
   Proceeds from issuance of redeemable preferred
      securities of subsidiaries, net of issuance
      costs                                              28,800     144,000              -               -        223,628
   Proceeds from issuance of convertible stock of
      subsidiary                                         16,000           -              -               -              -
   Offering costs related to common and preferred
      stock offerings                                    (5,565)          -              -               -              -
   Redemption of preferred shares                        (3,800)     (5,570)        (5,570)              -              -
   Repurchase of redeemable preferred stock of
      subsidiary and payment of accrued dividend              -     (32,629)             -               -              -
   Repurchase of redeemable warrants                          -      (2,671)             -               -              -
   Proceeds from issuance of short-term debt                  -      17,500         17,500               -              -
   Principal payments on short-term debt                      -     (21,192)        (3,692)              -              -
   Proceeds from issuance of long-term debt             305,613     300,034              -               -        101,486
   Deferred debt issuance costs                         (13,641)    (11,915)             -               -         (3,554)
   Principal payments on long-term debt                 (29,333)    (16,920)       (13,761)           (279)        (2,161)
   Principal payments on capital lease obligations       (6,271)     (12,304)       (2,991)         (1,975)       (25,425)
                                                     ------------   -----------  -------------  -----------  ------------------
     Net cash provided (used) by financing
     activities                                         548,066      362,578       112,029            (157)       317,072
                                                     ------------   -----------  -------------  -----------  ------------------
     Net (decrease) increase in cash and cash
     equivalents                                        388,482      108,374        72,019        (104,374)      (250,908)
     Effect of exchange rates on cash                       (28)         699           (28)            544           (232)
Cash and cash equivalents, beginning of period           26,963      415,417       305,173         537,172        433,342
                                                     ------------   -----------  -------------  -----------  ------------------
Cash and cash equivalents, end of period              $ 415,417      524,490        377,164        433,342        182,202
                                                     ============   ===========  =============  ===========  ==================
                                                                                                                  (Continued)


ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Consolidated Statements of Cash Flows, Continued

-------------------------------------------------------------------------------

                                                        Fiscal years ended          Three months ended
                                                          September 30,                December 31,           Fiscal year ended
                                                     -------------------------  -------------------------        December 31,
                                                          1995        1996          1995          1996              1997
                                                     ------------  -----------  -----------  ------------   -------------------
                                                                             (unaudited)
                                                                           (in thousands)
Restated disclosure of cash flows information:
   Cash paid for interest                            $    9,318        19,190       2,684        1,755              12,577
                                                     ============  ===========  ===========  ============   ===================
   Cash paid for income taxes                        $        8            23           -           12                  26
                                                     ============  ===========  ===========  ============   ===================

Restated schedule of non-cash investing and
  financing activities:
     Common shares issued in connection with
        business combinations, repayment of debt or
        conversion of liabilities to equity           $  11,452        77,772           -          350                   -
                                                     ============  ===========  ===========  ============   ===================
     Common shares issued in exchange for notes
        receivable, investments and other assets      $    2,698            -           -            -                   -
                                                     ============  ===========  ===========  ============   ===================
     Assets acquired under capital leases and
        through the issuance of debt or warrants      $  38,670        55,030          84       19,479               6,393
        (note 16)
                                                     ============  ===========  ===========  ============   ===================
     Reclassification of investment in joint
        venture to long-term notes receivable         $    6,882            -           -            -                   -
                                                     ============  ===========  ===========  ============   ===================
     Conversion of notes receivable related to
        business combinations                         $    6,330            -           -            -                   -
                                                     ============  ===========  ===========  ============   ===================
     Capitalized interest on assets under
        construction                                  $        -         4,916           -        1,966               3,179
                                                     ============  ===========  ===========  ============   ===================

          See accompanying notes to consolidated financial statements.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 1996 and 1997
----------------------------------------------------------------------------

(1)      Organization and Nature of Business

         ICG Communications, Inc., a Delaware corporation ("ICG"), was incorporated on April 11, 1996, for the purpose of becoming the new publicly-traded U.S. parent company of ICG Holdings (Canada), Inc., a Canadian federal corporation ("Holdings-Canada"), ICG Holdings, Inc., a Colorado corporation ("Holdings"), and its subsidiaries. Pursuant to a Plan of Arrangement (the "Arrangement"), which was approved by Holdings-Canada shareholders on July 30, 1996, and by the Ontario Court of Justice on August 2, 1996, each shareholder of Holdings-Canada exchanged their common shares on a one-for-one basis for either (i) shares of $.01 par value common stock of ICG (the "ICG Common Stock"), or (ii) Class A common shares of Holdings-Canada (which are exchangeable at any time on a one-for-one basis into shares of ICG Common Stock). On August 2, 1996, 28,795,132, or approximately 98%, of the total issued and outstanding common shares of Holdings-Canada were exchanged for an equal number of shares of Common Stock of ICG. In accordance with generally accepted accounting principles, the Arrangement was accounted for in a manner similar to a pooling of interests since ICG and Holdings-Canada had common shareholders, and the number of shares outstanding and the weighted average number of shares outstanding reflect the equivalent shares outstanding for the combined companies. On September 17, 1997, ICG formed a new special purpose entity, ICG Funding, LLC, a Delaware limited liability company and wholly owned subsidiary of ICG ("ICG Funding").

         On January 21, 1998, the Company completed a merger with NETCOM On-Line Communication Services, Inc. ("NETCOM"). At the effective time of the merger, each outstanding share of NETCOM common stock, $.01 par value, became automatically convertible into shares of ICG Common Stock at an exchange ratio of 0.8628 shares of ICG Common Stock per NETCOM common share. The business combination has been accounted for as a pooling of interests, and accordingly, the Company's accompanying consolidated financial statements have been restated to include the operations of NETCOM for all historical periods presented. NETCOM was incorporated in the state of California in August 1992 and reincorporated in the state of Delaware in October 1994. ICG and its subsidiaries, including NETCOM, are collectively referred to as the "Company." All references to common shares of the Company represent either shares of ICG Common Stock or common shares of NETCOM, adjusted for the exchange ratio noted above.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 1996 and 1997
----------------------------------------------------------------------------

(1)  Organization and Nature of Business (continued)

     The Company's principal business activity is telecommunications services, including Telecom Services, Internet Services, Network Services and Satellite Services. Telecom Services consists of the Company's competitive local exchange carrier operations which provide services to business end users, long distance carriers and resellers. Internet Services consists of the operations of NETCOM which includes Internet access, World Wide Web (the "Web") site hosting services and other value-added connectivity services, which are primarily targeted to small and medium-sized business customers in the United States, Canada and the United Kingdom. Network Services supplies information technology services and selected networking products, focusing on network design, installation, maintenance and support for a variety of end users, including Fortune 1000 firms and other large businesses and telecommunications companies. Satellite Services provides satellite voice and data services to major cruise ship lines, the commercial shipping industry, yachts, the U.S. Navy and offshore oil platforms. To better focus on its core Telecom Services unit, the Company entered into definitive agreements on April 1, 1998 to sell the capital stock of the two main subsidiaries within its Satellite Services operations.

(2)  Summary of Significant Accounting Policies

     (a)  Basis of Presentation

          The accompanying consolidated financial statements have been restated to give retroactive effect to the merger of ICG and NETCOM on January 21, 1998, which has been accounted for as a pooling of interests for all periods presented, and includes the accounts of the Company and its majority and wholly owned subsidiaries. Financial information prior to the completion of the Arrangement on August 2, 1996 represents the combined financial position and results of operations of NETCOM as well as Holdings-Canada and Holdings, which are considered to be predecessor entities to ICG.

          All significant intercompany accounts and transactions have been eliminated in consolidation.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(2)  Summary of Significant Accounting Policies (continued)

     (b)  Fiscal Year Ends of ICG and NETCOM

          The Company changed its fiscal year end to December 31 from September 30, effective January 1, 1997. References to fiscal 1995, 1996 and 1997 relate to the years ended September 30, 1995 and 1996 and December 31, 1997, respectively.

          Unaudited consolidated statements of operations and cash flows for the three months ended December 31, 1995 have been included in the
          accompanying   consolidated   financial   statements  for  comparative
          purposes.

          Prior to the merger, NETCOM's consolidated financial statements were prepared using a year end of December 31. Accordingly, the consolidated statements of operations for fiscal 1995 and 1996 reflect the combination of NETCOM's results of operations for the years ended December 31 with ICG's results of operations for the years ended September 30. The accompanying consolidated statements of stockholders' equity (deficit) excludes the activity of NETCOM for the three months ended December 31, 1994. Additionally, NETCOM's results of operations for the three months ended December 31, 1996 have been combined with ICG's results of operations for the same period in the accompanying consolidated statement of operations. Revenue, operating costs and expenses and net loss of NETCOM for the three months ended December 31, 1996 was $36.4 million, $48.9 million and $(11.5)
          million, respectively. The net loss of NETCOM for the three months ended December 31, 1996 has been eliminated in the consolidated statement of stockholders' equity (deficit).

     (c)  Cash Equivalents and Short-term Investments Available for Sale

          The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company invests primarily in high grade short-term investments which consist of money market instruments, commercial paper, certificates of deposit, government obligations and corporate bonds, all of which are considered to be available for sale and generally have maturities of one year or less. The Company's short-term investment objectives are safety, liquidity and yield, in that order. The Company carries all cash equivalents at cost, which approximates fair value. Short-term investments available for sale are carried at fair market value based on quoted market prices with unrealized gains and

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(2)  Summary of Significant Accounting Policies (continued)

          losses, net of tax, reported as a separate component of stockholders' equity (deficit). Realized gains and losses and declines in value judged to be other than temporary are included in the statement of operations.

     (d)  Inventory

          Inventory, consisting of satellite systems equipment and equipment to be utilized in the installation of communications systems, services and networks for customers, is recorded at the lower of cost or market, using the first-in, first-out method of accounting for cost.

     (e)  Investments

          Investments in joint ventures are accounted for using the equity method, under which the Company's share of earnings or losses of the joint ventures are reflected in operations and dividends are credited against the investment when received. Losses recognized in excess of the Company's investment due to additional investment or financing requirements, or guarantees, are recorded as a liability in the consolidated financial statements. Other investments representing an interest of 20% or more, but less than 50%, are accounted for using the equity method of accounting. Investments of less than a 20% equity interest are accounted for using the cost method, unless the Company exercises significant influence and/or control over the operations of the investee company, in which case the equity method is used.

     (f)  Property and Equipment

          Property and equipment are stated at cost. Costs of construction are capitalized, including interest costs related to construction. Equipment held under capital leases is stated at the lower of the fair value of the asset or the net present value of the minimum lease payments at the inception of the lease. For equipment held under capital leases, depreciation is provided using the straight-line method over the estimated useful lives of the assets owned, or the related lease term, whichever is shorter.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(2)  Summary of Significant Accounting Policies (continued)

          Estimated useful lives of major categories of property and equipment are as follows:

               Office furniture and equipment          3 to 7 years
               Buildings and improvements              31.5 years
               Machinery and equipment                 3 to 8 years
               Switch equipment                        10 years
               Fiber optic transmission system         20 years

          The Company capitalizes the direct costs associated with the installation of dial tone customers' service, including labor and an allocation of overhead costs, and amortizes these costs over two years, the estimated average customer contract term.

     (g)  Deferred Subscriber Acquisition Costs

          The Company expenses the costs of advertising as incurred, except direct response advertising expenses relating to Internet services which are included in deferred subscriber acquisition costs. Subscriber acquisition costs are deferred and amortized over a period determined by calculating the ratio of current revenue related to the direct response advertising versus the total expected revenue, or 12 months, whichever is shorter. These costs relate directly to subscriber solicitations and principally include the printing, production and shipping of starter packages and the costs of obtaining qualified prospects by various targeted direct marketing programs. No indirect costs are included in subscriber acquisition costs. To date, all subscriber acquisition costs have been incurred for the solicitation of specifically identified prospects. It is possible that these estimates of anticipated gross revenue could be reduced in the future based on management's current evaluation of the estimates used. As a result, the carrying value and/or the amortization period of the subscriber acquisition costs could be reduced in the future.

     (h)  Other Assets

          Amounts related to the acquisition of transmission and other licenses are recorded at cost and amortized over 20 years using the straight-line method. Goodwill results from the application of the purchase method of accounting for business combinations and is amortized over a maximum of 20 years using the straight-line method.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(2)  Summary of Significant Accounting Policies (continued)

          Rights of way, minutes of use, and non-compete agreements are recorded at cost, and amortized using the straight-line method over the terms of the agreements, ranging from 2 to 12 years.

          Amortization of deferred financing costs is provided over the life of the related financing agreement, the maximum term of which is 10 years.

     (i)  Foreign Currency Translation Adjustments

          The functional currency for all foreign operations is the local currency. As such, all assets and liabilities denominated in foreign currencies are translated at the exchange rate on the balance sheet date. Revenue and costs and expenses are translated at weighted average rates of exchange prevailing during the period. Translation adjustments are recorded as a separate component of stockholders' equity (deficit). Gains and losses resulting from foreign currency transactions are included in operations and are not significant for the periods presented.

     (j)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

     (k)  Revenue Recognition

          The Company recognizes Telecom Services, Internet Services and Satellite Services revenue as services are provided and charges direct selling expenses to operations as incurred. Revenue from Network Services contracts for the design and installation of communication systems and networks, which are generally short-term in duration, is recognized using the percentage of completion method of accounting. Maintenance revenue is recognized as services are provided. Uncollectible trade receivables are accounted for using the allowance method.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(2)  Summary of Significant Accounting Policies (continued)

          Revenue which has been earned under the percentage of completion method, but has not been billed to the customer is included in receivables-revenue earned, but unbilled in the consolidated financial statements. Deferred revenue includes monthly advance billings to customers for certain services provided by the Company's Telecom Services, Internet Services and Satellite Services, as well as Network Services revenue which has been billed to the customer in compliance with contract terms, but not yet earned under the percentage of completion method.

          Prior to January 1, 1996, the Company recognized Telecom Services revenue in an amount equal to the non-cancelable portion of the contract, which is a minimum of one year on a three-year or longer contract, at the inception of the contract and upon activation of service to the customer to the extent of direct installation and selling expenses incurred in obtaining customers during the period in which such revenue was recognized. Revenue recognized in excess of normal monthly billings during the year was limited to an amount which did not exceed such installation and selling expense. The remaining revenue from the contract was recognized ratably over the remaining non-cancelable portion of the contract. The Company believes the new method is preferable because it provides a better matching of revenue and related operating expenses and is more consistent with accounting practices within the telecommunications industry. As required by generally accepted accounting principles, the Company has reflected the effects of the change in accounting as if such change had been adopted as of October 1, 1995, and has included in the results of operations for fiscal 1996 a charge of approximately $3.5 million relating to the cumulative effect of this change in accounting. Other than the cumulative effect of adopting this new method of accounting, the effect of this change in accounting for the periods presented was not significant.

     (l)  Income Taxes

          The  Company  accounts  for  income  taxes  under  the  provisions  of
          Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(2)  Summary of Significant Accounting Policies (continued)

          temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (m)  Net Loss Per Share

          Net loss per share is calculated by dividing the net loss by the weighted average number of shares outstanding. Weighted average number of shares outstanding for fiscal year 1995 and the three months ended December 31, 1995 represents outstanding Holdings-Canada common shares and ICG Common Stock resulting from the exchange of NETCOM common shares. Weighted average number of shares outstanding for fiscal 1996, the three months ended December 31, 1996 and fiscal 1997 represents Holdings-Canada common shares outstanding for the period October 1, 1995 through August 2, 1996, and combined ICG Common Stock and Holdings-Canada Class A common shares outstanding for the periods subsequent to August 5, 1996.

          In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share ("SFAS 128") which revises the calculation and presentation provisions of Accounting Principles Board Opinion No. 15 and related interpretations. Under SFAS 128, basic loss per share is computed on the basis of weighted average common shares outstanding. Diluted loss per share considers potential common stock instruments in the calculation. The Company adopted SFAS 128 for its fiscal year ending December 31, 1997, including the requirement for retroactive application. The adoption of SFAS 128 had no effect on the Company's previously reported loss per share. Potential common stock instruments, which include options, warrants and convertible subordinated notes and preferred securities, are not included in the loss per share calculation as their effect is anti-dilutive.

     (n)  Stock-Based Compensation

          The Company accounts for its stock-based employee and non-employee director compensation plans using the intrinsic value based method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations ("APB 25"). The Company has provided pro forma

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(2)  Summary of Significant Accounting Policies (continued)

          disclosures of net loss and loss per share as if the fair value based method of accounting for these plans, as prescribed by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), had been applied. Pro forma disclosures include the effects of employee and non-employee director stock options granted during fiscal 1996, the three months ended December 31, 1996 and fiscal 1997.

     (o)  Impairment of Long-Lived Assets

          The Company provides for the impairment of long-lived assets pursuant to Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("SFAS 121") which requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized when estimated undiscounted future cash flows expected to be generated by the asset is less than its carrying value. Measurement of the impairment loss is based on the fair value of the asset, which is generally determined using valuation techniques such as the discounted present value of expected future cash flows.

     (p)  Reclassifications

          Certain prior period amounts have been reclassified to conform with the current period's presentation.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(3)  Business Combinations and Investments

     (a)  Merger with NETCOM Subsequent to December 31, 1997

          As discussed in note 1, on January 21, 1998, ICG completed a merger with NETCOM which has been accounted for under the pooling-of-interests method of accounting. The following information presents the combined results of operations of ICG and NETCOM as if the business combination had been consummated on October 1, 1994:


                                  Fiscal years ended                  Three months ended           Fiscal year ended
                                     September 30,                       December 31,                December 31,
                          ------------------------------------
                               1995                1996                      1996                        1997
                          ----------------    ----------------     -------------------------     ----------------------
                                                       (in thousands)
Revenue:
   ICG                       $  111,610             169,094                    56,956                     273,354
   NETCOM                        52,422             120,540                    36,379                     160,660
                          ----------------    ----------------     -------------------------     ----------------------
     Combined                $  164,032             289,634                    93,335                     434,014
                          ================    ================     =========================     ======================

Net loss:
   ICG                          (76,648)           (184,107)                  (49,823)                   (327,643)
   NETCOM                       (14,064)            (44,265)                  (11,490)                    (33,092)
                          ----------------    ----------------     -------------------------     ----------------------
     Combined               $   (90,712)           (228,372)                  (61,313)                   (360,735)
                          ================    ================     =========================     ======================

Loss per share -
basic and diluted:
   ICG                      $    (3.25)             (6.83)                      (1.56)                     (10.11)
                          ================    ================     =========================     ======================
   NETCOM                   $    (1.95)             (4.46)                      (1.15)                      (3.27)
                          ================    ================     =========================     ======================
     Combined               $    (2.94)             (6.19)                      (1.46)                      (8.49)
                          ================    ================     =========================     ======================

     (b)  Acquisition During Fiscal 1997

          On October 17, 1997, the Company purchased approximately 91% of the outstanding capital stock of Communications Buying Group, Inc. ("CBG"), an Ohio based local exchange and centrex reseller. The Company paid total consideration of approximately $46.5 million, plus the assumption of certain liabilities. Separately, on October 17, 1997, the Company sold 687,221 shares of ICG Common Stock for

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(3)  Business Combinations and Investments (continued)

          approximately $16.0 million to certain shareholders of CBG. Subsequent to December 31, 1997, the Company purchased the remaining approximately 9% interest in CBG for approximately $2.9 million in cash.

          The Company has accounted for the acquisition under the purchase method of accounting, and accordingly, the operations of CBG have been included in the Company's operations since the acquisition date. The excess of the purchase price over the fair value of the net identifiable assets acquired of $48.8 million has been recorded as goodwill and is being amortized on a straight-line basis over six years. Revenue, net loss and loss per share on a pro forma combined basis are not significantly different from the Company's historical results for the periods presented herein.

     (c)  Acquisitions and Investments During Fiscal 1996

          In January 1996, the Company purchased the remaining 49% minority interest of Fiber Optic Technologies, Inc. ("FOTI"), making FOTI a wholly owned subsidiary. Consideration for the purchase was approximately $2.0 million in cash and 66,236 common shares of Holdings-Canada valued at approximately $0.8 million, for total consideration of approximately $2.8 million.

          In February 1996, the Company entered into an agreement with Linkatel California, L.P. ("Linkatel") and its other partners, Linkatel Communications, Inc. and The Copley Press, Inc., under which the Company acquired a 60% interest in Linkatel for an aggregate purchase price of $10.0 million in cash and became the general partner of Linkatel. In April 1996, the partnership was renamed ICG Telecom of San Diego, L.P.

          In March 1996, the Company acquired a 90% equity interest in MarineSat Communications Network, Inc. ("MCN"), (formally Maritime Cellular
          Tele-network, Inc.), a Florida-based provider of cellular and satellite communications for commercial ships, private vessels, offshore oil platforms and land-based mobile units, for approximately $0.7 million in cash and approximately $0.1 million of assumed debt, for total consideration of approximately $0.8 million. In April 1997, the Company received the remaining 10% interest in MCN as partial consideration

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(3)  Business Combinations and Investments (continued)

          for the sale of its investment in Mexico. In the fourth quarter of fiscal 1997, the Company recorded a provision for impairment of $2.9 million to reflect management's estimate of the net realizable value of the Company's investment in MCN.

          In August 1996, the Company acquired certain Signaling System 7 ("SS7") assets of Pace Network Services, Inc. ("Pace"), a division of Pace Alternative Communications, Inc. SS7 is used by local exchange companies, long-distance carriers, wireless carriers and others to signal between network elements, creating faster call set-up resulting in a more efficient use of network resources. The Company paid cash consideration of $1.6 million as of September 30, 1996 and an additional $1.0 million in January 1997, based on the operating results of the underlying business since the date of acquisition.

          The acquisitions described above have been accounted for using the purchase method of accounting, and accordingly, the net assets and results of operations are included in the consolidated financial statements from the respective dates of acquisition. Revenue, net loss and loss per share on a pro forma basis are not significantly different from the Company's historical results for the periods presented herein.

     (d)  Acquisitions and Investments During Fiscal 1995

          In January 1995, the Company and an unaffiliated entity formed Maritime Telecommunications Network, Inc. ("MTN") to provide wireless communications through satellites to the maritime cruise industry, U.S. Navy vessels and offshore oil platforms. The Company acquired (i) approximately 64% of MTN, (ii) approximately $4.4 million in notes receivable from MTN and (iii) consulting and non-compete agreements valued at an aggregate of approximately $0.3 million in exchange for
          (i) approximately $9.0 million in cash, (ii) the surrender and cancellation of a note to the Company from the other entity for $0.6 million plus interest, (iii) 408,347 Holdings-Canada common shares valued at approximately $5.1 million (of which 256,303 common shares were issued in the fourth quarter of fiscal 1994), and (iv) the Company's commitment to provide additional convertible

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(3)  Business Combinations and Investments (continued)

          working capital advances to MTN as required by MTN. The other shareholder of MTN contributed the assets of a predecessor business to MTN. MTN also assumed approximately $2.1 million of obligations of such predecessor business. The Company paid a $0.5 million finder's fee obligation of the predecessor to a third party.

          During fiscal 1995, the Company purchased a 58% interest in Zycom Corporation ("Zycom"), an Alberta, Canada corporation whose shares are traded on the Alberta Stock Exchange. Consideration for the purchase was approximately $0.8 million in cash, the conversion of $2.0 million in notes receivable, and the assumption of approximately $0.7 million in debt for total consideration of approximately $3.5 million. In March 1996, the Company acquired an additional approximate 12% equity interest in Zycom by converting a $3.2 million receivable due from Zycom into common stock. In the fourth quarter of fiscal 1997, the Company recorded a provision for impairment of $2.7 million to reflect management's estimate of the net realizable value of the Company's investment in Zycom.

          In August 1995, NETCOM completed the acquisition of Professional Internet Consulting, Inc. ("PICnet") pursuant to an Agreement and Plan of Reorganization in a transaction accounted for using the purchase method of accounting. As consideration for all of the outstanding shares of PICnet, the Company issued 27,788 shares of Common Stock at an approximate fair market value of $35.99 per share with a total value of approximately $1.0 million. Additionally, the Company acquired net liabilities with a fair value of approximately $0.4 million. The resulting consideration in excess of the fair values of the underlying assets acquired totaling $1.4 million represents goodwill, which was amortized over a period of 18 months.

          The acquisitions described above were accounted for using the purchase method of accounting, and accordingly, the net assets and the results of operations are included in the consolidated financial statements from the respective dates of acquisition. Revenue, net loss and loss per share on a pro forma basis are not significantly different from the Company's historical results for the periods presented herein.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(3)  Business Combinations and Investments (continued)

          In June 1995, NETCOM acquired Series A Common Stock in the McKinley Group, Inc. ("McKinley") in exchange for $1.2 million in cash and approximately $0.3 million in Common Stock. During fiscal 1996, Excite, Inc. ("Excite") acquired all of the outstanding shares of McKinley and the Company received common shares of Excite in exchange for its investment in McKinley. The Company recorded a loss of $1.2 million in fiscal 1996 to reflect management's estimate of the value of the shares received. During fiscal 1997, the Company sold its shares of Excite and recorded a net gain of approximately $1.3 million, which is included in net loss (gain) on disposal of long-lived assets in the Company's consolidated statements of operations.

          During fiscal 1995, the Company invested approximately $5.2 million ($3.9 million in cash, $1.1 million in common shares of Holdings-Canada, and the conversion of approximately $0.2 million in notes receivable) in StarCom International Optics Corporation ("StarCom"), for which the Company received a 25% equity interest in each of Starcom's wholly owned operating subsidiaries. In December 1997, a senior secured creditor of StarCom notified the Company that it intended to foreclose on its collateral in StarCom, and in January 1998, StarCom commenced bankruptcy proceedings. Based on management's estimate of the net realizable value of its investment, the Company recorded a provision for impairment of its investment of $5.2 million in fiscal 1997.

     (e)  Investments in Joint Venture and Affiliate and Other Investments

          In September 1992, the Company entered into a joint venture agreement with Greenstar Technologies Inc. (now GST Telecommunications, Inc. ("GST")) to design, construct and operate a competitive access network in Phoenix. The Company and GST each had a 50% equity interest in the joint venture. All financing provided to the joint venture by the Company, as well as the recognition of the Company's share of the joint venture's losses, were recorded according to the equity method of accounting. During fiscal 1996, the Company recorded a valuation allowance of approximately $5.8 million for the amounts receivable arising from advances made to the Phoenix network joint venture, based on management's estimate of the net realizable value of the receivable.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(3)  Business Combinations and Investments (continued)

          In October 1996, the Company sold its interest in the joint venture to GST. The Company received approximately $2.1 million in cash, representing $1.3 million of consideration for its 50% interest and $0.8 million for equipment and amounts advanced to the joint venture. In addition, the Company received equipment with a net book value of $2.4 million and assumed liabilities of $0.3 million. A gain on sale of the joint venture of approximately $0.8 million was recorded in the consolidated financial statements during the three months ended December 31, 1996.

(4)  Short-term Investments Available for Sale

     Short-term investments available for sale are comprised of the following:

                                                  December 31,
                                    ----------------------------------------
                                           1996                  1997
                                    -------------------     ----------------
                                                  (in thousands)

     Money market instruments            $   10,000                  -
     Commercial paper                         5,500              4,000
     U.S. Treasury securities                17,101             94,181
     Equity securities                          849                  -
                                    ===================     ================
                                         $   33,450             98,181
                                    ===================     ================


     At December 31, 1996 and 1997, the estimated fair value of the Company's money market instruments, commercial paper and U.S. Treasury securities approximated cost, and the amount of gross unrealized gains was not significant. At December 31, 1996, the cost of equity securities was $0.3 million and unrealized gains for fiscal 1996 were $0.5 million. All money market instruments, commercial paper and U.S. Treasury securities mature within one year.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(5)  Subscriber Acquisition and Advertising Costs

     Subscriber acquisition costs deferred during fiscal years 1995 and 1996, the three months ended December 31, 1996 and fiscal 1997 were $5.5 million, $14.4 million, $2.4 million and $6.5 million, respectively. Amortization and write-offs for the same periods were $2.8 million, $12.2 million, $4.3 million and $8.9 million, respectively, and have been included in depreciation and amortization expense in the Company's consolidated statements of operations.

     The amount charged to advertising expense was $4.5 million in fiscal 1995, $7.5 million in fiscal 1996, $1.6 million in the three months ended December 31, 1996 and $4.7 million in fiscal 1997.

(6)  Notes Receivable and Due from Affiliate

     In January 1997, the Company announced a strategic alliance with Central and South West Corporation ("CSW") which is developing and marketing telecommunications services in certain cities in Texas. The venture entity, a limited partnership named CSW/ICG ChoiceCom, L.P. ("ChoiceCom"), is based in Austin, Texas. CSW holds 100% of the interest in ChoiceCom, and CSW and the Company each have two representatives on the Management Committee of the general partner of ChoiceCom. The Company has committed to loan ChoiceCom $15.0 million under two promissory notes, which are payable on demand and earn interest at LIBOR plus 2% per annum (7.97% at December 31, 1997). Advances under these promissory notes were $10.0 million at December 31, 1997.

     Additionally, the Company has agreed to perform certain administrative services for ChoiceCom and make certain payments to vendors on behalf of ChoiceCom, for which such services and payments are to be conducted on an arm's length basis and reimbursed by ChoiceCom. At December 31, 1997, amounts outstanding under this arrangement and justify included in due from affiliate were approximately $9.4 million, and were collected in full during the subsequent fiscal quarter.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(7)  Property and Equipment

     Property and equipment, including assets held under capital leases, is comprised of the following:

                                                                        December 31,
                                                         ----------------------------------------
                                                               1996                   1997
                                                         ------------------     -----------------
                                                                     (in thousands)

     Land                                                    $     306                  709
     Buildings and improvements                                 10,193               10,855
     Furniture, fixtures and office equipment                   46,190               58,606
     Machinery and equipment                                    10,764               31,630
     Fiber optic and point of presence equipment               230,904              257,062
     Satellite equipment                                        19,408               29,760
     Switch equipment                                           58,199               85,546
     Fiber optic transmission system                           117,281              192,756
     Build out/site preparation                                 13,284               13,898
     Construction in progress (see note 16)                     61,168              179,673
                                                         ------------------     -----------------
                                                               567,697              860,495
     Less accumulated depreciation                             (79,648)            (155,383)
                                                         ==================     =================
                                                            $  488,049              705,112
                                                         ==================     =================

     Property and equipment includes approximately $179.7 million of equipment which has not been placed in service at December 31, 1997, and accordingly, is not being depreciated. The majority of this amount is related to new network construction (see note 16).

     Certain of the assets described above have been pledged as security for long-term debt and are held under capital leases at December 31, 1997. The following is a summary of property and equipment held under capital leases:

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(7)  Property and Equipment (continued)

                                                       December 31,
                                        ---------------------------------------
                                               1996                  1997
                                        ------------------    ------------------
                                                      (in thousands)

     Machinery and equipment                $    1,842               3,926
     Fiber optic and point of presence
      equipment                                  7,514              12,707
     Switch equipment                           22,280              21,380
     Fiber optic transmission system            55,746              58,806
     Construction in progress                   20,187              17,895
                                        ------------------    ------------------
                                               107,569             114,714
     Less accumulated depreciation              (4,424)            (10,385)
                                        ==================    ==================
                                           $   103,145             104,329
                                        ==================    ==================

(8)  Other Assets

     Other assets are comprised of the following:

                                                    December 31,
                                     ----------------------------------------
                                           1996                   1997
                                     ------------------    ------------------
                                                   (in thousands)

     Deposits                           $    4,416              3,296
     Pace customer base                      2,581              2,805
     Rights of way                           1,739                425
     Minutes of use agreement                1,421                  -
     Non-compete agreements                    902              1,386
     Right of entry                              -              5,019
     Other                                   1,403              1,099
                                     ------------------    ------------------
                                            12,462             14,030
     Less accumulated amortization          (1,547)            (3,499)
                                     ==================    ==================
     Other                              $   10,915             10,531
                                     ==================    ==================

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(9)  Related Party Transactions

     During fiscal 1996, Holdings-Canada and International Communications Consulting, Inc. ("ICC") entered into a consulting agreement whereby ICC will provide various consulting services to the Company through December 1999 for approximately $4.2 million to be paid during the term of the agreement. During fiscal 1996, the three months ended December 31, 1996 and fiscal 1997, the Company paid approximately $1.3 million, $0.3 million and $1.1 million, respectively, related to this consulting agreement. William
     W. Becker, a stockholder and former director of the Company, is President and Chief Executive Officer of ICC.

     At December 31, 1996 and 1997, receivables from officers and employees of approximately $1.0 million and $0.9 million, respectively, are primarily comprised of promissory notes from officers for relocation expenses, which are generally payable on demand and bear interest at 7% per annum, and are included in receivables-other in the accompanying consolidated financial statements.

(10) Capital Lease Obligations

     The Company has payment obligations under various capital lease agreements for equipment. The future required payments under the Company's capital lease obligations subsequent to December 31, 1997 are as follows (in thousands):

           Due December 31:
             1998                                             $  18,874
             1999                                                16,976
             2000                                                15,247
             2001                                                16,350
             2002                                                11,009
             Thereafter                                          93,584
                                                           ---------------------
               Total minimum lease payments                     172,040
               Less amounts representing interest               (93,423)
                                                           ---------------------
               Present value of net minimum lease payments       78,617
               Less current portion                              (8,128)
                                                           ---------------------
                                                              $  70,489
                                                           =====================

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
------------------------------------------------------------------------------

(11) Long-term Debt

     Long-term debt is summarized as follows:

                                                                                            December 31,
                                                                           -----------------------------------------------
                                                                                    1996                     1997
                                                                           ----------------------   ----------------------
                                                                                           (in thousands)

     11 5/8% Senior discount notes, net of discount (a)                 $             -                  109,436
     12 1/2% Senior discount notes, net of discount (b)                         325,530                  367,494
     13 1/2% Senior discount notes, net of discount (c)                         355,955                  407,409
     Note payable with interest at the 90-day
       commercial paper rate plus 4 3/4% (10.3% at
       December 31, 1997),  due 2001,  secured  by
       certain telecommunications equipment                                       5,815                    4,932

     Note payable with interest at 11%, due monthly
       through fiscal 1999, secured by equipment                                  2,625                    1,860
     Mortgage payable with interest at 8 1/2%, due
        monthly through 2009, secured by building                                 1,177                    1,131
          Other                                                                      73                       90
                                                                           ----------------------    ---------------------
                                                                                691,175                  892,352
          Less current portion                                                     (817)                  (1,784)
                                                                           ----------------------    ---------------------
                                                                             $  690,358                  890,568
                                                                           ======================    =====================

     (a)  11 5/8% Notes

          On March 11, 1997, Holdings completed a private placement (the "1997 Private Offering") of 11 5/8% Senior Discount Notes due 2007 (the "11 5/8% Notes") and 14% Exchangeable Preferred Stock Mandatorily Redeemable 2008 (the "14% Preferred Stock") for gross proceeds of $99.9 million and $100.0 million, respectively. Net proceeds from the 1997 Private Offering, after costs of approximately $7.5 million, were approximately $192.4 million.

          The 11 5/8% Notes are unsecured senior obligations of Holdings (guaranteed by ICG) that mature on March 15, 2007, at a maturity value of $176.0 million. Interest will accrue at 11 5/8% per annum, beginning March 15, 2002, and is payable each March 15 and September 15, commencing September 15, 2002. The indenture for the

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
------------------------------------------------------------------------------

(11) Long-term Debt (continued)

          11 5/8% Notes contains certain covenants which provide for limitations on indebtedness, dividends, asset sales and certain other transactions and effectively prohibits the payment of cash dividends.

          The 11 5/8% Notes were originally recorded at approximately $99.9 million. The discount on the 11 5/8% Notes is being accreted through March 15, 2002, the date on which the 11 5/8% Notes may first be redeemed. The accretion of the discount and debt issuance costs is included in interest expense in the accompanying consolidated financial statements.

     (b)  12 1/2% Notes

          On April 30, 1996, Holdings completed a private placement (the "1996 Private Offering") of 12 1/2% Senior Discount Notes due 2006 (the "12 1/2% Notes") and of 14 1/4% Exchangeable Preferred Stock Manditorily Redeemable 2007 (the "14 1/4% Preferred Stock") for gross proceeds of $300.0 million and $150.0 million, respectively. Net proceeds from the 1996 Private Offering, after issuance costs of approximately $17.0 million, were approximately $433.0 million.

          The 12 1/2% Notes are unsecured senior obligations of Holdings (guaranteed by ICG and Holdings-Canada) that mature on May 1, 2006, with a maturity value of $550.3 million. Interest will accrue at 12 1/2% per annum, beginning May 1, 2001, and is payable each May 1 and November 1, commencing November 1, 2001. The indenture for the 12 1/2% Notes contains certain covenants which provide for limitations on indebtedness, dividends, asset sales and certain other transactions and effectively prohibits the payment of cash dividends.

          The 12 1/2% Notes were originally recorded at approximately $300.0 million. The discount on the 12 1/2% Notes is being accreted through May 1, 2001, the date on which the 12 1/2 % Notes may first be redeemed. The accretion of the discount and debt issuance costs is included in interest expense in the accompanying consolidated financial statements.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
------------------------------------------------------------------------------

(11) Long-term Debt (continued)

          Approximately $35.3 million of the proceeds from the 1996 Private Offering were used to redeem the 12% redeemable preferred stock of Holdings (the "Redeemable Preferred Stock") issued in August 1995 ($30.0 million), pay accrued preferred dividends ($2.6 million) and to repurchase 916,666 warrants of the Company ($2.7 million) issued in connection with the Redeemable Preferred Stock. The Company recognized a charge to minority interest in share of losses, net of accretion and preferred dividends on preferred securities of subsidiaries of approximately $12.3 million for the excess of the redemption price of the Redeemable Preferred Stock over the carrying amount at April 30, 1996, and recognized a charge to interest expense of approximately $11.5 million for the payments made to noteholders with respect to consents to amendments to the indenture governing the 13 1/2% Notes to permit the 1996 Private Offering.

     (c)  13 1/2% Notes

          On August 8, 1995, Holdings completed a private placement (the "1995 Private Offering") through the issuance of 58,430 units (the "Units"), each Unit consisting of ten $1,000, 13 1/2% Senior Discount Notes due 2005 (the "13 1/2% Notes") and warrants to purchase 33 common shares of Holdings-Canada (the "Unit Warrants"). Net proceeds from the 1995 Private Offering, after issuance costs of approximately $14.0 million, were approximately $286.0 million.

          The 13 1/2% Notes are unsecured senior obligations of Holdings (guaranteed by ICG and Holdings-Canada) that mature on September 15, 2005, with a maturity value of $584.3 million. Interest will accrue at the rate of 13 1/2% per annum, beginning September 15, 2000, and is payable in cash each March 15 and September 15, commencing March 15, 2001. The indenture for the 13 1/2% Notes contains certain covenants which provide for limitations on the indebtedness, dividends, asset sales and certain other transactions and effectively prohibits the payment of cash dividends.

          The 13 1/2% Notes were originally recorded at approximately $294.0 million, which represents the $300.0 million in proceeds less the approximate $6.0 million value assigned to the Unit Warrants, which is included in additional paid-in capital. The discount on the 13 1/2% Notes and the debt issuance costs are being accreted over five years until September 15, 2000, the date at which the 13 1/2% Notes can first be

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(11) Long-term Debt (continued)

          redeemed. The value assigned to the Unit Warrants, representing additional debt discount, is also being accreted over the five-year period. The accretion of the total discount is included in interest expense in the accompanying consolidated financial statements. Holdings may redeem the 13 1/2% Notes on or after September 15, 2000, in whole or in part, at the redemption prices set forth in the agreement, plus unpaid interest, if any, at the date of redemption.

          The Unit Warrants entitle the holder to purchase one common share of Holdings-Canada, which is exchangeable into one share of ICG Common Stock, at the exercise price of $12.51 per share and are exercisable at any time between August 8, 1996 and August 8, 2005.

          In connection with the issuance of the 13 1/2% Notes, the Company obtained $6.0 million of interim financing from the placement agent and certain private investors in exchange for the issuance of an aggregate of 520,000 Series A Warrants (see note 13 (c)). The $6.0 million was repaid with a portion of the proceeds from the 1995 Private Offering. As a result of the repayment of the interim financing, the value assigned to the Series A Warrants totaling approximately $3.0 million, representing debt discount, was charged to interest expense during the year ended September 30, 1995.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(11) Long-term Debt (continued)

          Scheduled principal maturities of long-term debt as of December 31, 1997 are as follows (in thousands):

          Due December 31:
           1998                                              $       1,784
           1999                                                      1,686
           2000                                                      1,290
           2001                                                        938
           2002                                                        938
           Thereafter (a)                                        1,311,976
                                                           --------------------
                                                                 1,318,612
             Less unaccreted discount on the 11 5/8% Notes,
               the 12 1/2% Notes and the 13 1/2% Notes            (426,260)
                                                           --------------------
                                                             $     892,352
                                                           ====================

          (a) Includes $176.0 million, $550.3 million and $584.3 million of 11 5/8% Notes, 12 1/2% Notes, and 13 1/2% Notes, respectively, due at maturity.

     (e) Private Placement of Senior Discount Notes Completed Subsequent to December 31, 1997

          On February 12, 1998, ICG Services, Inc., a Delaware corporation and new wholly owned subsidiary of ICG ("ICG Services"), completed a private placement of 10% Senior Discount Notes due 2008 (the "10%
          Notes") for gross proceeds of approximately $300.6 million. Net proceeds from the offering, after underwriting costs of approximately $9.0 million, were approximately $291.6 million.

          The 10% Notes are unsecured senior obligations of ICG Services that mature on February 15, 2008, at a maturity value of $490.0 million. Interest will accrue at 10% per annum, beginning February 15, 2003, and is payable each February 15 and August 15, commencing August 15, 2003. The indenture for the 10% Notes contains certain covenants which provide limitations on indebtedness, dividends, asset sales and certain other transactions.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(11) Long-term Debt (continued)

          The 10% Notes were originally recorded at approximately $300.6 million. The discount on the 10% Notes will be accreted through February 15, 2003, the date on which the 10% Notes may first be redeemed.

(12) Redeemable Preferred Securities of Subsidiaries

     Redeemable preferred stock of subsidiary is summarized as follows:

                                                                     December 31,
                                                         -------------------------------------
                                                               1996                1997
                                                         -----------------    ----------------
                                                                    (in thousands)
     14% Exchangeable preferred stock, mandatorily
       redeemable in 2008 (a)                               $         -            108,022
     14 1/4% Exchangeable preferred stock,
       mandatorily redeemable in 2007 (b)                       159,120            184,420
                                                         -----------------    ----------------
                                                             $  159,120            292,442
                                                         =================    ================

     (a)  14% Preferred Stock

          In connection with the 1997 Private Offering, Holdings sold 100,000 shares of exchangeable preferred stock that bear a cumulative dividend at the rate of 14% per annum. The dividend is payable quarterly in arrears each March 15, June 15, September 15, and December 15, and commenced June 15, 1997. Through March 15, 2002, the dividend is payable at the option of Holdings in cash or additional shares of 14% Preferred Stock. Holdings may exchange the 14% Preferred Stock into 14% Senior Subordinated Exchange Debentures at any time after the exchange is permitted by certain indenture restrictions. The 14% Preferred Stock is subject to mandatory redemption on March 15, 2008.

     (b)  14 1/4% Preferred Stock

          In connection with the 1996 Private Offering, Holdings sold 150,000 shares of exchangeable preferred stock that bear a cumulative dividend at the rate of 14 1/4% per annum. The dividend is payable quarterly in arrears each February 1, May 1, August 1 and November 1, and commenced August 1, 1996. Through

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(12) Redeemable Preferred Securities of Subsidiaries (continued)

          May 1, 2001, the dividend is payable, at the option of Holdings, in cash or additional shares of 14 1/4% Preferred Stock. Holdings may exchange the 14 1/4% Preferred Stock into 14 1/4% Senior Subordinated Exchange Debentures at any time after the exchange is permitted by certain indenture restrictions. The 14 1/4% Preferred Stock is subject to mandatory redemption on May 1, 2007.

     (c)  6 3/4% Preferred Securities

          During fiscal 1997, a new subsidiary of the Company, ICG Funding, completed a private placement of 6 3/4% Exchangeable Limited Liability Company Preferred Securities Mandatorily Redeemable 2009 (the "6 3/4% Preferred Securities") for gross proceeds of $132.25 million. Net proceeds from the private placement, after offering costs, were approximately $127.6 million. Restricted cash at December 31, 1997 of $24.6 million includes the proceeds from the offering which are designated for the payment of cash dividends on the 6 3/4% Preferred Securities through November 15, 2000.

          The 6 3/4% Preferred Securities consist of 2,645,000 exchangeable preferred securities of ICG Funding that bear a cumulative dividend at the rate of 6 3/4% per annum. The dividend is paid quarterly in arrears each February 15, May 15, August 15 and November 15, and commenced November 15, 1997. The dividend is payable in cash through November 15, 2000 and, thereafter, in cash or shares of ICG Common Stock, at the option of ICG Funding. The 6 3/4% Preferred Securities are exchangeable, at the option of the holder, at any time prior to November 15, 2009 into shares of ICG Common Stock at an exchange rate of 2.0812 shares of Common Stock per preferred security, or an exchange price of $24.025 per share, subject to adjustment. ICG Funding may, at its option, redeem the 6 3/4% Preferred Securities at any time on or after November 18, 2000. Prior to that time, ICG Funding may redeem the 6 3/4% Preferred Securities if the current market value of ICG Common Stock equals or exceeds the exchange price, for at least 20 days of any 30-day trading period, by 170% prior to November 16, 1998; 160% from November 16, 1998 through November 15, 1999; and 150% from November 16, 1999 through November 15, 2000. The 6 3/4% Preferred Securities are subject to mandatory redemption on November 15, 2009.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(12) Redeemable Preferred Securities of Subsidiaries (continued)

          On February 15, 1998, ICG Funding used the remaining proceeds from the private placement of the 6 3/4% Preferred Securities to purchase $112.4 million of ICG Communications, Inc. Preferred Stock ("ICG Preferred Stock") which pays dividends each February 15, May 15, August 15 and November 15 in additional shares of ICG Preferred Stock through November 15, 2000. Subsequent to November 15, 2000, dividends are payable in cash or shares of ICG Common Stock, at the option of ICG. The ICG Preferred Stock is exchangeable, at the option of ICG Funding, at any time prior to November 15, 2009 into shares of ICG Common Stock at an exchange rate based on the exchange rate of the 6 3/4% Preferred Securities. The ICG Preferred Stock is subject to mandatory redemption on November 15, 2009.

          The accreted value of the 6 3/4% Preferred Securities is included in Company-obligated mandatorily redeemable preferred securities of subsidiary limited liability company which holds solely Company preferred stock in the accompanying consolidated balance sheet at December 31, 1997.

     Included in minority interest in share of losses, net of accretion and preferred dividends on preferred securities of subsidiaries is approximately $1.3 million, $27.0 million, $5.8 million and $39.8 million for fiscal 1995 and 1996, the three months ended December 31, 1996 and fiscal 1997, respectively, associated with the accretion of issuance costs, discount and preferred security dividend accruals for the 6 3/4% Preferred Securities, the 14% Preferred Stock, the 14 1/4% Preferred Stock and the Redeemable Preferred Stock (issued in connection with the 1995 Private Offering and redeemed in April 1996). These costs are partially offset by the minority interest share in losses of subsidiaries of approximately $0.6 million, $2.7 million, $0.8 million and $2.0 million for fiscal 1995 and 1996, the three months ended December 31, 1996 and fiscal 1997, respectively.

(13) Stockholders' Deficit

     (a)  Common Stock

          Common stock outstanding at December 31, 1997 represents the issued and outstanding Common Stock of ICG and Class A common shares of Holdings-Canada (not owned by ICG) which are exchangeable at any time, on a one-for-one basis, for ICG Common Stock. The following table sets forth the number of shares

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(13) Stockholders' Deficit (continued)

          outstanding for ICG and Holdings-Canada on a separate company basis as of December 31, 1997:

                                                                                 Shares                Shares not owned
                                                                              owned by ICG                  by ICG
                                                                           --------------------       -------------------
           ICG Common Stock, $.01 par value, 100,000,000
             shares authorized; 41,122,966 and 43,950,959
             shares issued and outstanding at December 31,
             1996 and 1997, respectively                                             -                     43,950,959
           Holdings-Canada Class A common shares, no par
             value, 100,000,000 shares authorized;
             31,795,270 and 31,822,756 shares issued and
             outstanding at December 31, 1996 and 1997,
             respectively:
             Class A common shares, exchangeable on a
               one-for-one basis for ICG Common Stock
               at any time                                                           -                         23,700
             Class A common shares owned by ICG                             31,799,056                              -
                                                                                                      -------------------
           Total shares outstanding                                                                        43,974,659
                                                                                                      ===================

     (b)  Stock Options and Employee Stock Purchase Plan

          In fiscal years 1991, 1992 and 1993, the Company's Board of Directors approved incentive stock option plans and replenishments to those plans which provide for the granting of options to directors, officers, employees and consultants of the Company to purchase 285,000, 724,400 and 1,692,700 shares, respectively, of ICG Common Stock, with exercise prices between 80% and 100% of the fair value of the shares at the date of grant. A total of 1,849,600 options have been granted under these plans with exercise prices ranging from approximately $2.92 to $14.03. Compensation expense has been recorded for options granted at an exercise price below the fair market value of ICG Common Stock at the date of grant, pursuant to the provisions of APB 25. The options granted under these plans are subject to various vesting requirements and expire in five and ten years from the date of grant.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
------------------------------------------------------------------------------

(13) Stockholders' Deficit (continued)

          The NETCOM 1993 Stock Option Plan has been assumed and approved by ICG's Board of Directors as an incentive and non-qualified stock option plan which provides for the granting of options to certain directors, officers and employees to purchase 2,720,901 shares of ICG Common Stock. A total of 4,380,099 options have been granted under this plan at exercise prices ranging from $0.65 to $92.14, none of which were less than 100% of the fair market value of the shares underlying options on the date of grant, and accordingly, no compensation expense was recorded for these options under APB 25. The options granted under this plan are subject to various vesting requirements, generally three and five years, and expire within ten years from the date of grant.

          In fiscal years 1994, 1995 and 1996, the three months ended December 31, 1996 and fiscal 1997, the Company's Board of Directors approved incentive and non-qualified stock option plans and replenishments to plans which provide for the granting of options to certain directors, officers and employees to purchase 2,536,000 shares of ICG Common Stock under the 1994 plan and an aggregate of 2,700,000 shares of the Company's Common Stock under the 1995 and 1996 plans. A total of 5,709,426 options have been granted under these plans at original exercise prices ranging from $7.94 to $27.06, none of which were less than 100% of the fair market value of the shares underlying options on the date of grant, and accordingly, no compensation expense was recorded for these options under APB 25. The options granted under these plans are subject to various vesting requirements and expire in five and ten years from the date of grant.

          In order to continue to provide non-cash incentives and retain key employees, all employee stock options outstanding on April 16, 1997 with exercise prices at or in excess of $15.875 were canceled by the Stock Option Committee of the Company's Board of Directors and regranted with an exercise price of $10.375, the closing price of ICG Common Stock on the Nasdaq National Market on April 16, 1997. A total of 597,600 options, with original exercise prices ranging from $15.875 to $26.25, were canceled and regranted. There was no effect on the Company's consolidated financial statements as a result of the cancellation and regranting of options.

          In October 1996, the Company established an Employee Stock Purchase Plan whereby employees can elect to designate 1% to 30% of their annual salary, to be used to purchase shares of ICG Common Stock, up to a limit of $25,000 in ICG

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(13) Stockholders' Deficit (continued)

          Common Stock each year, at a 15% discount to fair market value. Stock purchases will occur four times a year on February 1, May 1, August 1 and November 1, with the price per share equaling the lower of 85% of the market price at the beginning or end of the offering period. The Company is authorized to issue a total of 1,000,000 shares of ICG Common Stock to participants in the plan. During fiscal 1997, the Company sold 109,213 shares of ICG Common Stock to employees under this plan.

          During fiscal 1994, NETCOM's Board of Directors approved and adopted an Employee Stock Purchase Plan which was dissolved upon NETCOM's merger with ICG. Shares purchased under this plan have been converted into an estimated 119,000 shares of ICG Common Stock.

          The Company recorded compensation expense in connection with its stock-based employee and non-employee director compensation plans of $0.2 million and $0.1 million for fiscal 1995 and 1996, respectively, pursuant to the intrinsic value based method of APB 25. Had compensation expense for the Company's plans been determined based on the fair market value of the options at the grant dates for awards under those plans consistent with the provisions of SFAS 123, the Company's pro forma net loss and net loss per share would have been as presented below. Pro forma disclosures include the effects of employee and non-employee director stock options granted during fiscal 1996, the three months ended December 31, 1996 and fiscal 1997.


                                   Fiscal years ended
                                     September 30,                   Three months ended             Fiscal year ended
                           -----------------------------------           December 31,                  December 31,
                                1995               1996                     1996                          1997
                           ---------------    ----------------    --------------------------    --------------------------
                                                      (in thousands, except per share amounts)
Net loss:
As reported                  $   (90,712)          (228,372)                 (61,313)                    (360,735)
Pro forma                       (101,423)          (242,974)                 (64,985)                    (369,677)

Net loss per share -
basic and diluted:
As reported                  $     (2.94)             (6.19)                   (1.47)                       (8.49)
Pro forma                          (3.29)             (6.59)                   (1.56)                       (8.70)


ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(13) Stockholders' Deficit (continued)

          The fair value of each option grant to employees and non-employee directors other than NETCOM employees and non-employee directors was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: an expected option life of three years for directors, officers and other executives, and two years for other employees, for all periods; expected volatility of 50% for all periods; and risk-free interest rates ranging from 5.03% to 7.42% for fiscal 1995 and 1996 and the three months ended December 31, 1996, and risk-free interest rates ranging from 5.61% to 6.74% for fiscal 1997. Risk-free interest rates, as were currently available on the grant date, were assigned to each granted option based on the zero-coupon rate of U.S. Treasury bills to be held for the same period as the assumed option life. The fair value of each option grant to NETCOM employees and non-employee directors was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: an expected option life of 1.6 years; expected volatility of 80%; and risk free interest rates of 6%. Since the Company does not anticipate issuing any dividends on its Common Stock, the dividend yield for all options granted was assumed to be zero. The weighted average fair market value of combined ICG and NETCOM options granted during fiscal 1995 and 1996, the three months ended December 31, 1996 and fiscal 1997 was approximately $7.83, $11.10, $9.48 and $10.31 per option, respectively.

          As options outstanding at December 31, 1997 will continue to vest in subsequent periods and additional options are expected to be awarded under existing and new plans, the above pro forma results are not necessarily indicative of the impact on net loss and net loss per share in future periods.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(13) Stockholders' Deficit (continued)

          The following table summarizes the status of the Company's stock-based compensation plans:

                                                       Shares              Weighted
                                                     underlying            average                   Options
                                                       options           exercise price            exercisable
                                                 -------------------  --------------------  ------------------------
                                                   (in thousands)                               (in thousands)

     Outstanding at October 1, 1994                    1,921        $       6.79                 1,059
       Granted                                         3,612               17.42
       Exercised                                        (487)               3.16
       Canceled                                         (218)              14.02
                                                 -------------------

     Outstanding at September 30, 1995                 4,828               14.92                 1,230
       Granted                                         2,054               18.30
       Exercised                                        (415)               7.35
       Canceled                                         (631)              24.73
                                                 -------------------

     Outstanding at September 30, 1996                 5,836               15.49                 2,771
       Granted                                           335               18.59
       Exercised                                         (31)               8.95
       Canceled                                          (56)              12.65
                                                 -------------------

     Outstanding at December 31, 1996                  6,084               15.68                 3,476
       Granted                                         3,377               14.94
       Exercised                                        (709)               8.13
       Canceled                                        (2,604)             25.32
                                                 -------------------

     Outstanding at December 31, 1997                   6,148              11.97                 3,532
                                                ===================

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(13) Stockholders' Deficit (continued)

          The following table summarizes information about options outstanding at December 31, 1997:

                                            Options outstanding                            Options exercisable
                          ---------------------------------------------------------  ---------------------------------
                                                  Weighted
                                                  average            Weighted                              Weighted
          Range of                               remaining            average                              average
          exercise             Number           contractual          exercise             Number           exercise
           prices            outstanding            life               price           exercisable          price
      ------------------  ------------------  -----------------  ------------------  -----------------   -------------
                           (in thousands)        (in years)                           (in thousands)

       $2.60  -    6.25            111               5.10            $    4.08                111           $   4.08
            7.94                 1,550               7.41                 7.94              1,550               7.94
        8.50  -  10.38           1,737               8.31                 9.99                651               9.67
       10.50  -  26.88           2,703               8.69                15.61              1,210              14.34
       27.06   - 46.65              47               9.17                27.94                  9              29.48
                          ------------------                                         ------------------
                                 6,148                                                      3,531
                          ==================                                         ==================

     (c)  Warrants

          During fiscal 1995 and 1996, the three months ended December 31, 1996 and fiscal 1997, the Company's warrant activity was as follows:

          (i) During fiscal 1993, the Company issued to a debt holder warrants to purchase 17,067, 3,255 and 11,039 common shares at exercise prices of $6.56, $7.38 and $7.88, respectively. During fiscal 1994, 17,067 warrants were exercised for proceeds of approximately $0.1 million. In addition, during fiscal 1994, the Company issued to the same debt holder additional warrants to purchase 1,989, 15,260 and 3,665 common shares of Holdings-Canada at $21.51, $20.01 and $11.80 per share, exercisable on or before November 10, 1998, March 24, 1999, and July 8, 1999, respectively. An additional 7,725 warrants were issued on July 10, 1995 at an exercise price of $14.50, which expire on July 9, 2000. Also issued on July 10, 1995 were 60,000 additional warrants to an affiliate of the debt holder at an exercise price of $14.50, which expire on July 9, 2000. During the three months ended December 31, 1996, 1,231 of

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(13) Stockholders' Deficit (continued)

               the $7.38 warrants, 4,456 of the $7.88 warrants and 2,215 of the $11.80 warrants were canceled. During fiscal 1997, 2,024 of the $7.38 warrants, 6,583 of the $7.88 warrants, 1,450 of the $11.80 warrants and 17,429 of the $14.50 warrants were exercised in exchange for Holdings-Canada Class A common shares. In addition, 50,296 of the $14.50 warrants were canceled. At December 31, 1997, a total of 17,249 of these warrants remained outstanding.

          (ii) During fiscal 1994, the Company issued to two financial advisors warrants to purchase 75,000 and 200,000 common shares of Holdings-Canada. These warrants have an exercise price of $7.94 and $18.00 and are exercisable for two- and five-year periods, respectively. During fiscal 1995 and 1996, 74,335 and 665 of the 75,000 warrants were exercised for total proceeds of approximately $0.6 million. During the three months ended December 31, 1996, 100,000 of the 200,000 warrants were exercised for proceeds of approximately $1.8 million. At December 31, 1997, 100,000 warrants remained outstanding.

          (iii)Pursuant to a private placement of the Redeemable Preferred Stock and the interim financing arrangement during fiscal 1995, the Company issued 1,895,000 Series A Warrants and 1,375,000 Series B Warrants to purchase an equal number of common shares of Holdings-Canada with exercise prices of $7.94 and $8.73, respectively, which expire on July 14, 2000. During fiscal 1996, the Company repurchased 458,333 each of the Series A and Series B Warrants for $3.21 and $2.52, respectively (see note 11 (c)). In addition, 1,853,334 warrants were exercised in June 1996 through a cashless exercise in which 1,271,651 Holdings-Canada common shares were issued. During fiscal 1997, the remaining 500,000 warrants of the Series A and Series B warrants were exercised in exchange for 346,014 common shares of Holdings-Canada, which were in turn converted into an equal number of shares of ICG Common Stock.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(13) Stockholders' Deficit (continued)

          (iv) In connection with the 1995 Private Offering, the Company issued 1,928,190 warrants to purchase an equal number of common shares of Holdings-Canada. The warrants were exercisable beginning August 8, 1996 at $12.51 per share and expire on August 6, 2005. During fiscal 1997, 71,775 warrants were exercised for total proceeds of approximately $0.9 million and were in turn converted into an equal number of shares of ICG Common Stock. At December 31, 1997, 1,856,415 of these warrants remained outstanding.

     The following table summarizes warrant activity for fiscal 1995 and 1996, the three months ended December 31, 1996 and fiscal 1997:

                                                                   Outstanding                Price
                                                                    warrants                  range
                                                               --------------------  -------------------------
                                                                  (in thousands)

                Outstanding, October 1, 1994                              310          $   7.38   -   21.51
                Granted                                                 5,266              7.94   -   14.50
                Exercised                                                 (74)                   7.94
                                                               --------------------
                Outstanding, September 30, 1995                         5,502              7.38   -   21.51
                Exercised                                              (1,854)             7.94   -    8.73
                Repurchased                                              (917)             2.52   -    3.21
                                                               --------------------

                Outstanding, September 30, 1996                         2,731              7.38   -   21.51
                Exercised                                                (100)                  18.00
                Canceled                                                   (8)             7.38   -   11.80
                                                               --------------------

                Outstanding, December 31, 1996                          2,623              7.38   -   21.51
                Exercised                                                (599)             7.38   -   14.50
                Canceled                                                  (50)                  14.50
                                                               --------------------

                Outstanding, December 31, 1997                          1,974             12.51  -    21.51
                                                               ====================

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(13) Stockholders' Deficit (continued)

     The warrants outstanding on December 31, 1997 expire on the following dates:

                                                      Outstanding                 Exercise
                       Expiration date                 warrants                     price
                  --------------------------      --------------------       --------------------
                                                     (in thousands)

                  November 10, 1998                            2                $     21.51
                  December 17, 1998                          100                      18.00
                  March 24, 1999                              15                      20.01
                  August 6, 2005                           1,857                      12.51
                                                  ====================
                                                           1,974
                                                  ====================

(14) Sale of Teleports

     In December 1995, the Company received approximately $21.1 million as partial payment for the sale of four of its teleports and certain related assets, and entered into a management agreement with the purchaser whereby the purchaser assumed control of the teleport operations. Upon approval of the transaction by the Federal Communications Commission ("FCC"), the Company completed the sale in March 1996 and received an additional $0.4 million due to certain closing adjustments, for total proceeds of $21.5 million. The Company recognized a loss of approximately $1.1 million on the sale. Revenue associated with these operations was approximately $9.1 million and $2.5 million for fiscal 1995 and 1996, respectively. The Company has reported results of operations from these assets through December 31, 1995.

(15) Restructuring and Related Charges

     Restructuring and related charges of $1.9 million recorded during fiscal 1997 are the result of a decision by management to restructure operations of NETCOM's subsidiary in the United Kingdom. The restructuring charge includes $1.4 million in accrued expenses for costs to terminate excess leased office facilities and a write-off of office equipment, furniture and building improvements as a result of consolidating office space, a $0.3 million write-down of previously capitalized deferred subscriber acquisition costs and $0.2 million for severance costs.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(16) Commitments and Contingencies

     (a)  Network Construction

          In March 1996, the Company and Southern California Edison Company ("SCE") jointly entered into a 25-year agreement under which the Company will lease 1,258 miles of fiber optic cable in Southern California, and can install up to 500 additional miles of fiber optic cable. This network, which will be maintained and operated primarily by the Company, stretches from Los Angeles to southern Orange County. Under the terms of this agreement, SCE will be entitled to receive an annual fee for ten years, certain fixed quarterly payments, a quarterly payment equal to a percentage of certain network revenue, and certain other installation and fiber connection fees. The aggregate fixed payments remaining under the agreement totaled approximately $144.7 million at December 31, 1997. The agreement has been accounted for as a capital lease in the accompanying consolidated balance sheets.

          In May 1997, the Company entered into a long-term agreement with The Southern Company ("Southern") that will permit the Company to construct a 100-mile fiber optic network in the Atlanta metropolitan area. The Company paid $5.5 million upon execution of the agreement and is responsible for reimbursement to Southern for costs of network design, construction, installation, maintenance and repair. Additionally, the Company is also required to pay Southern a quarterly fee based on specified percentages of the Company's revenue derived from services provided over this network. Network construction on the initial 43-mile build is expected to be completed by May of 1998. The Company estimates costs to complete the initial build to be approximately $5.2 million. Other than the initial $5.5 million payment, no costs have been incurred as of December 31, 1997.

          In January 1997, the Company announced the formation of ChoiceCom, a strategic alliance between the Company and CSW, which is expected to develop and market telecommunications services in certain cities in Texas. CSW holds 100% of the partnership interest in ChoiceCom and the Company has an option to purchase a 50% interest at any time prior to July 1, 2003. Subsequent to July 1, 1999, if the Company has not exercised its option, CSW will have the right to sell, at a price pursuant to the terms of the limited partnership agreement, either 51% or 100% of the partnership interest in ChoiceCom to the Company. Additionally, the Company has committed to loan $15.0 million to ChoiceCom under two promissory

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(16) Commitments and Contingencies (continued)

          notes, of which $10.0 million was advanced as of December 31, 1997 and the remaining $5.0 million was advanced during the first quarter of fiscal 1998.

          In June 1997, the Company entered into an indefeasible right of use ("IRU") agreement with Qwest Communications Corporation ("Qwest") for approximately 1,800 miles of fiber optic network and additional broadband capacity in California, Colorado, Ohio and the Southeast. Network construction is ongoing and is expected to be complete by December 1998. The Company is responsible for payment on the construction as segments of the network are completed and has incurred approximately $8.0 million as of December 31, 1997, with total costs anticipated to be approximately $35.0 million. Additionally, the Company has committed to purchase $6.0 million in network capacity from Qwest prior to the end of 1998.

     (b)  Company Headquarters

          During the three months ended December 31, 1996, the Company acquired property for its new headquarters and commenced construction of an office building that will accommodate most of the Company's Colorado operations. The total cost of the project is expected to be approximately $44.2 million, of which $29.4 million had been incurred as of December 31, 1997 and is included in construction in progress. In January 1998, the Company sold the substantially completed building to a third party and entered into an agreement to lease back all of the office space under a 15-year operating lease which includes two ten-year renewal terms.

     (c)  Other Commitments

          As part of the terms of the original purchase agreement, the Company was obligated to purchase, at fair market value, all of the shares of Maritime Telecommunications Network, Inc. ("MTN"), a 64% owned subsidiary of the Company, that were owned by the minority shareholders, upon demand of the minority shareholders, if a transaction was not effected which converted the minority shares into publicly traded securities or cash by January 3, 1998. As of the
          current   date,   no  such  demand  has  been  made  by  the  minority
          shareholders.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(16) Commitments and Contingencies (continued)

          NETCOM has guaranteed monthly usage levels with its primary communications vendor, which if not met, will obligate NETCOM for a total of $9.3 million in each of fiscal 1998 and 1999, $7.6 million in fiscal 2000 and $4.2 million in fiscal 2001. These amounts are exclusive of usage discounts.

          The Company has entered into various equipment purchase agreements with certain of its vendors. Under these agreements, if the Company does not meet a minimum purchase level in any given year, the vendor may discontinue for that year certain discounts, allowances and incentives otherwise provided to the Company. In addition, the agreements may be terminated by either the Company or the vendor upon prior written notice.

          Additionally,  the Company has entered  into  certain  commitments  to
          purchase   capital   assets  with  an  aggregate   purchase  price  of
          approximately $19.5 million at December 31, 1997.

     (d)  Operating Leases

          The Company leases office space and equipment under non-cancelable operating leases. Lease expense was approximately $4.4 million, $10.3 million, $2.4 million and $18.0 million for fiscal 1995 and 1996, the three months ended December 31, 1996 and fiscal 1997, respectively. Estimated future minimum lease payments for the years subsequent to December 31, 1997 are (in thousands):

                   Due December 31:
                     1998                      $        18,933
                     1999                               15,116
                     2000                               10,860
                     2001                                9,478
                     2002                                7,140
                     Thereafter                         53,909
                                           =========================
                                               $       115,436
                                           =========================

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(16) Commitments and Contingencies (continued)

     (e)  Reciprocal Compensation

          The Company has recorded revenue of approximately $4.9 million for fiscal 1997 for reciprocal compensation relating to the transport and termination of local traffic to Internet service providers from customers of incumbent local exchange carriers pursuant to various interconnection agreements. These local exchange carriers have not paid most of the bills they have received from the Company and have disputed substantially all of these charges based on the belief that such calls are not local traffic as defined by the various agreements and under state and federal laws and public policies. The resolution of these disputes will be based on rulings by state public utility commissions and/or by the Federal Communications Commission ("FCC"). To date, there have been favorable rulings from 16 states, favorable preliminary decisions from three additional states and no unfavorable final rulings by any state public utility commission or the FCC that would indicate that calls placed by end users to Internet service providers would not qualify as local traffic subject to the payment of reciprocal compensation. In addition, cases are pending before six other states. While the Company believes that all revenue recorded through December 31, 1997 is collectible and that future reciprocal compensation revenue will be realized, there can be no assurance that such future regulatory rulings will be favorable to the Company.

     (f)  Litigation

          On April 4, 1997, certain shareholders of the Company's majority owned subsidiary, Zycom Corporation ("Zycom"), an Alberta, Canada corporation, filed a shareholder derivative suit and class action complaint for unspecified damages, purportedly on behalf of all of the minority shareholders of Zycom, in the District Court of Harris County, Texas (Cause No. 97-17777) against the Company, Zycom and certain of their subsidiaries. This complaint alleges that the Company and certain of its subsidiaries breached certain duties owed to the plaintiffs. The Company is vigorously defending the claims. While it is not possible to predict the outcome of this litigation, management believes these proceedings will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(16) Commitments and Contingencies (continued)

          The Company is a party to certain other litigation which has arisen in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

(17) Income Taxes

     The components of income tax (expense) benefit are as follows:



                                      Fiscal years ended             Three months ended
                                        September 30,                   December 31,              Fiscal year ended
                                  ---------------------------   -----------------------------        December 31,
                                     1995           1996             1995           1996                1997
                                  ------------  -------------   ---------------  ------------   ----------------------
                                                                    (in thousands)

Current income tax expense         $   (15)          (221)               (4)          (12)                   (38)
Deferred income tax benefit              -          5,329                 -             -                      -
                                  ------------  -------------   ---------------  ------------   ----------------------
       Total                        $  (15)         5,108                (4)          (12)                   (38)
                                  ============  =============   ===============  ============   ======================


     Current income tax expense represents foreign and state income taxes relating to operations of subsidiary companies in foreign countries and in states requiring separate entity tax returns. Accordingly, these entities' taxable income cannot be offset by the Company's net operating loss carryforwards.

     During fiscal 1996, the deferred tax liability was adjusted for the effects of certain changes in estimated lives of property and equipment as discussed in note 2 (l). As a result, the Company recognized an income tax benefit of $5.3 million.

     Income tax benefit differs from the amounts computed by applying the U.S. federal income tax rate to loss before income taxes primarily because the Company has not recognized the income tax benefit of certain of its net operating loss carryforwards and other deferred tax assets due to the uncertainty of realization.

     The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1996 and 1997 are as follows:

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(17) Income Taxes (continued)


                                                                                      December 31,
                                                                      ------------------------------------------
                                                                             1996                  1997
                                                                      -------------------   --------------------
                                                                                   (in thousands)
     Deferred income tax liabilities:
       Property and equipment, due to excess
         purchase price of tangible assets and
         differences in depreciation for book and
         tax purposes                                                 $      14,268              8,542
       Deferred subscriber acquisition costs                                  1,153                939
                                                                      -------------------   --------------------
                                                                             15,421              9,481
                                                                      -------------------   --------------------

       Deferred income tax assets:
         Net operating loss carryforwards                                   (96,569)          (184,201)
         Accrued interest on high yield debt obligations
           deductible when paid                                             (32,873)           (72,330)
         Accrued expenses not currently deductible for
           tax purposes, including deferred revenue                          (6,621)           (12,777)
         Less valuation allowance                                           120,642            259,827
                                                                      -------------------   --------------------
                                                                            (15,421)            (9,481)
                                                                      -------------------   --------------------

         Net deferred income tax liability                             $          -                  -
                                                                      ===================   ====================

     As of December 31, 1997, the Company has net federal and foreign operating losses ("NOLs") of approximately $442.0 million and $27.0 million respectively, which expire in varying amounts through 2012. However, due to the provisions of Section 382, Section 1502 and certain other provisions of the Internal Revenue Code (the "Code"), the utilization of these NOLs will be limited. The Company is also subject to certain state income tax laws, which will also limit the utilization of NOLs. As a result of ICG's merger with NETCOM, which created a change in ownership of NETCOM of greater than 50%, the NOLs generated by NETCOM prior to January 21, 1998 that can be used to reduce future taxable income are limited to approximately $15.0 million per year.

     A valuation allowance has been provided for the deferred tax asset relating to the Company's NOLs, as management cannot determine when the Company will generate future taxable income.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(18) Employee Benefit Plans

     The Company has established salary reduction savings plans under Section 401(k) of the Code which the Company administers for participating employees. All full-time employees are covered under the plans after meeting minimum service and age requirements. Under the plan available to NETCOM employees, the Company makes a matching contribution of 100% of each NETCOM employee's contribution up to a maximum of 3% of the employee's eligible earnings. Prior to 1997, the Company's matching contribution was limited to 50% of each NETCOM employee's contribution up to a maximum of 6% of the employee's eligible earnings. Under the plan available to all other Company employees, the Company makes a matching contribution of ICG Common Stock up to a maximum of 6% of an employee's eligible earnings. Aggregate matching contributions under the Company's employee benefit plans were approximately $0.7 million, $1.6 million, $0.6 million and $3.6 million during fiscal 1995 and 1996, the three months ended December 31, 1996 and fiscal 1997, respectively.

(19) Summarized Financial Information of ICG Holdings, Inc.

     As discussed in note 11, the 11 5/8% Notes issued by Holdings during 1997 are guaranteed by ICG. The 12 1/2% Notes and 13 1/2% Notes issued by Holdings during fiscal 1996 and 1995, respectively, are also guaranteed by ICG and Holdings-Canada. The separate complete financial statements of Holdings have not been included herein because such disclosure is not considered to be material to the holders of the 11 5/8% Notes, the 12 1/2% Notes and the 13 1/2% Notes. However, summarized combined financial information for Holdings and subsidiaries and affiliates is as follows:

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(19) Summarized Financial Information of ICG Holdings, Inc. (continued)


                            Summarized Consolidated Balance Sheet Information

                                                                      December 31,
                                                         ---------------------------------------
                                                               1996                 1997
                                                         ------------------   ------------------
                                                                     (in thousands)

          Current assets                                   $     449,059             215,817
          Property and equipment, net                            403,676             632,167
          Other non-current assets, net                           88,439             122,768
          Current liabilities                                     87,423              98,351
          Long-term debt, less current portion                   690,293             890,503
          Due to parent                                           11,485              30,970
          Other long-term liabilities                             73,113              66,939
          Preferred stock                                        159,120             292,442
          Stockholders' deficit                                  (80,260)           (408,453)

                    Summarized Consolidated and Combined Statement of Operations Information (a)

                                  Fiscal years ended                Three months ended           Fiscal year ended
                                     September 30,                     December 31,                 December 31,
                           ---------------------------------  --------------------------------
                                 1995             1996            1995              1996                1997
                           ---------------  ---------------- ----------------  ---------------  ----------------------
                                                               (unaudited)
                                                                 (in thousands)

Total revenue                 $ 111,610           169,094        35,399           56,956                273,354
Total operating costs
     and expenses               157,384           238,908        50,296           83,934                465,517
Operating loss                  (45,774)          (69,814)      (14,897)         (26,978)              (192,163)
Net loss                        (68,760)         (172,687)      (34,281)         (49,750)              (328,193)

     (a) Holdings-Canada's 51% interest in FOTI was contributed to Holdings effective in February 1995 (the remaining 49% was purchased in January
          1996) and, accordingly, FOTI's operations have been included in the consolidated amounts subsequent to that date.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(20) Financial Information of ICG Holdings (Canada), Inc.

     Condensed financial information for Holdings-Canada only is as follows:

                                       Condensed Balance Sheet Information

                                                                          December 31,
                                                         -----------------------------------------------
                                                                 1996                     1997
                                                         ----------------------   ----------------------
                                                                         (in thousands)

          Current assets                                   $          165                    162
          Advances to subsidiaries                                 11,485                 30,790
          Non-current assets, net                                   2,793                  3,800
          Current liabilities                                         199                    107
          Long-term debt, less current portion                         65                     65
          Due to parent                                             1,566                 22,162
          Preferred stock                                         127,729                      -
          Share of losses of subsidiary                            80,260                408,453
          Shareholders' deficit                                   (67,647)              (396,035)


                                      Condensed Statement of Operations Information

                                       Fiscal years ended           Three months ended
                                         September 30,                   December 31,                  Fiscal year ended
                                ---------------------------------  -------------------------------        December 31,
                                       1995            1996             1995            1996                  1997
                                -----------------  --------------  ---------------  --------------   ----------------------
                                                                    (unaudited)
                                                                   (in thousands)

  Total revenue                 $            -                -               -                -                   -
  Total operating costs
    and expenses                         1,309            3,438             361               73                 195
  Operating loss                        (1,309)          (3,438)           (361)             (73)               (195)
  Losses from subsidiaries             (68,760)        (172,687)        (34,281)         (49,750)           (328,193)
  Net loss attributable to
    common shareholders                (76,648)        (184,107)        (34,642)         (49,823)           (328,388)


ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(21) Summarized Financial Information of ICG Funding, LLC

     As discussed in note 12, the 6 3/4% Preferred Securities issued by ICG Funding during fiscal 1997 are guaranteed by ICG. The separate complete financial statements of ICG Funding have not been included herein because such disclosure is not considered to be material to the holders of the 6 3/4% Preferred Securities. For fiscal 1997, the statement of operations of ICG Funding included only the preferred dividends paid and accrued on the 6 3/4% Preferred Securities and interest income earned on the proceeds from the offering of such securities. The summarized balance sheet information for ICG Funding is as follows:

                      Summarized Balance Sheet Information

                                                         December 31,
                                                            1997
                                                  -------------------------
                                                        (in thousands)

     Cash, cash equivalents and short-term
       investments available for sale                   $      108,282
     Restricted cash                                            24,649
     Dividends payable                                           1,218
     Due to parent                                               4,642
     Preferred securities                                      132,250
     Member deficit                                               (537)

(22) Condensed  Financial  Information  of  ICG  Communications,   Inc.  (Parent
     company)

     At December 31, 1997, the primary asset of ICG was its investment in Holdings-Canada. Certain corporate expenses of the parent company are included in ICG's statement of operations and were approximately $1.2 million for fiscal 1997. At December 31, 1997, ICG had no operations other than those of ICG Funding, Holdings-Canada and its subsidiaries.

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued
----------------------------------------------------------------------------

(23) Events Subsequent to Date of Independent Auditors' Report (Unaudited)

     (a)  Sale of Satellite Services Operating Subsidiaries

          On April 1, 1998, the Company entered into definitive agreements to sell the capital stock of MTN and MCN, the two main subsidiaries within the Company's Satellite Services operations, for aggregate consideration of approximately $34.8 million. The sales are expected to close later this year and are subject to certain conditions, including regulatory approvals.

          At December 31, 1997, the Company owned a 64.5% interest in MTN. In April 1998, the Company paid the minority shareholders of MTN approximately $3.1 million for the minority interest of MTN as well as other settlement costs.

     (b)  9 7/8% Notes

          On April 27, 1998, ICG Services completed a private placement of 9 7/8% Senior Discount Notes due 2008 (the "9 7/8% Notes") for gross proceeds of approximately $250.0 million. Net proceeds from the offering, after underwriting costs of approximately $7.5 million, were approximately $242.5 million.

          The 9 7/8% Notes are unsecured senior obligations of ICG Services that mature on May 1, 2008, at a maturity value of $405.3 million. Interest will accrue at 9 7/8% per annum, beginning May 1, 2003, and is payable each May 1 and November 1, commencing November 1, 2003. The indenture for the 9 7/8% Notes contains certain covenants which provide limitations on indebtedness, dividends, asset sales and certain other transactions.

          The 9 7/8% Notes were originally recorded at approximately $250.0 million. The discount on the 9 7/8% Notes will be accreted through May 1, 2003, the date on which the 9 7/8% Notes may first be redeemed.

                                  EXHIBIT 99.2

   Financial Statement Schedule II : Valuation and Qualifying Accounts for the
     Fiscal Years Ended September 30, 1995 and 1996, the Three Months Ended
            December 31, 1996 and the Fiscal Year Ended December 31,
               1997, and the Independent Auditors' Report Thereon.

                          Independent Auditors' Report



The Board of Directors and Stockholders
ICG Communications, Inc.:


Under the date of April 16, 1998, we reported on the consolidated balance sheets of ICG Communications, Inc. and subsidiaries as of December 31, 1996 and 1997 and the related consolidated statements of operations, stockholders equity (deficit) and cash flows for the fiscal years ended September 30, 1995 and 1996, the three months ended December 31, 1996, and the fiscal year ended December 31, 1997. In connection with our audits of the aforementioned consolidated financial statements, we have also audited the related financial statement Schedule II:
Valuation and Qualifying Accounts. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. We did not audit the consolidated financial statements of NETCOM On-Line Communication
Services, Inc. ("NETCOM"), a wholly owned subsidiary of the Company, which consolidated statements reflect total assets constituting 15.2 percent in fiscal 1996 and 11.7 percent in fiscal 1997, and total revenue constituting 32.0 percent in fiscal 1995, 41.6 percent in fiscal 1996, 39.0 percent in the three months ended December 31, 1996, and 37.0 percent in fiscal 1997 of the related consolidated totals. Those consolidated financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included in the financial statement schedule for NETCOM, is based solely on the reports of the other auditors.

In our opinion, based on the audits and the reports of the other auditors, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as whole, presents fairly, in all material respects, the information set forth therein.

As explained in note 2 to the consolidated financial statements, during the fiscal year ended September 30, 1996, the Company changed its method of accounting for long-term telecom services contracts.


                                              KPMG Peat Marwick LLP



Denver, Colorado
April 16, 1998

ICG COMMUNICATIONS, INC.
AND SUBSIDIARIES

Schedule II:  Valuation and Qualifying Accounts
-------------------------------------------------------------------------------


                                                                     Additions
                                                            -----------------------------
                                               Balance at    Charged to     Charged to                      Balance at
                                               beginning      costs and        other                          end of
Description                                     of period     expenses        accounts     Deductions         period
---------------------------------------------  ------------ --------------  -------------  --------------  -------------
                                                                          (in thousands)
Allowance for uncollectible trade receivables:

    Fiscal year ended September 30, 1995       $   1,106        2,560                -         (1,224)          2,442
                                              ------------- --------------  -------------  --------------  -------------

    Fiscal year ended September 30, 1996       $   2,442        3,436                -         (2,473)          3,405
                                              ------------- --------------  -------------  --------------  -------------

    Three months ended December 31, 1996       $   3,405        1,190                -         (1,184)          3,411
                                              ------------- --------------  -------------  --------------  -------------

    Fiscal year ended December 31, 1997        $   3,411        5,520                -         (1,927)          7,004
                                              ------------- --------------  -------------  --------------  -------------

Allowance for uncollectible note receivable:

    Fiscal year ended September 30, 1995       $       -          175                -              -             175
                                              ------------- --------------  -------------  --------------  -------------

    Fiscal year ended September 30, 1996       $      175       7,100                -              -           7,275
                                              ------------- --------------  -------------  --------------  -------------

    Three months ended December 31, 1996       $   7,275            -                -              -           7,275
                                              ------------- --------------  -------------  --------------  -------------

    Fiscal year ended December 31, 1997        $   7,275            -                -           3,975          3,300
                                              ------------- --------------  -------------  --------------  -------------

Allowance for investment impairment:

    Fiscal year ended September 30, 1995       $       -        2,000                -               -          2,000
                                               ------------- --------------  -------------  --------------  -------------

    Fiscal year ended September 30, 1996       $   2,000            -                -               -          2,000
                                               ------------- --------------  -------------  --------------  -------------

    Three months ended December 31, 1996       $   2,000            -                -               -          2,000
                                               ------------- --------------  -------------  --------------  -------------

    Fiscal year ended December 31, 1997        $   2,000        5,170                -           2,000          5,170
                                              ------------- --------------  -------------  --------------  -------------


                 See accompanying independent auditors' report.

                                  EXHIBIT 99.3

               Report of Ernst & Young LLP, Independent Auditors,
                 Regarding the Consolidated Financial Statements
                of NETCOM On-Line Communication Services, Inc. as
                of December 31, 1996 and 1997 and for each of the
                            Three Years in the Period
                            Ended December 31, 1997.

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



The Board of Directors and Stockholders
NETCOM On-Line Communication Services, Inc.

     We have audited the consolidated balance sheet of NETCOM On-Line Communication Services, Inc. as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of NETCOM On-Line Communication Services, Inc. at December 31, 1996 and 1997 and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                             ERNST & YOUNG LLP

San Jose, California
February 13, 1998

                                  EXHIBIT 99.4

               Report of Ernst & Young LLP, Independent Auditors,
               Regarding the Consolidated Financial Statements of
                NETCOM On-Line Communication Services, Inc. as of
             December 31, 1996 and for the Three Months Then Ended.

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



The Board of Directors and Stockholders
NETCOM On-Line Communication Services, Inc.

     We have audited the consolidated balance sheet of NETCOM On-Line Communication Services, Inc. as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the three months then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of NETCOM On-Line Communication Services, Inc. at December 31, 1996 and the consolidated results of its operations and its cash flows for the three months then ended, in conformity with generally accepted accounting principles.



                                               ERNST & YOUNG LLP

San Jose, California
April 16, 1998

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ICG Communications, Inc.

Date:  June 12, 1998                     By:      /s/James D. Grenfell
                                                  --------------------
                                                  James D. Grenfell
                                                  Executive Vice President and
                                                  Chief Financial Officer

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ICG Funding, LLC

                                         By:      ICG Communications, Inc.
                                                  Common Member and Manager

Date:  June 12, 1998                     By:      /s/James D. Grenfell
                                                  --------------------
                                                  James D. Grenfell
                                                  Executive Vice President and
                                                  Chief Financial Officer

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         ICG Holdings (Canada), Inc.


Date:  June 12, 1998                     By:      /s/James D. Grenfell
                                                  --------------------
                                                  James D. Grenfell
                                                  Executive Vice President and
                                                  Chief Financial Officer

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         ICG Holdings, Inc.


Date:  June 12, 1998                     By:      /s/James D. Grenfell
                                                  --------------------
                                                  James D. Grenfell
                                                  Executive Vice President,
                                                  Chief Financial Officer and
                                                  Director